ASSET PURCHASE AGREEMENT



                            by and among

                   Liberty Group Publishing, Inc.,

                   Green Equity Investors II, L.P.
            (for the limited purposes described herein),

                   Liberty Group Operating, Inc.,

                    Hollinger International Inc.,

                           APAC-90, Inc.,

                 American Publishing (1991) Inc. and

                            APAC-95, Inc.




                    Dated as of November 21, 1997

                          TABLE OF CONTENTS


                              ARTICLE I

                Transfer of Assets and Consideration

     1.1   Transfer of Assets...........................................2
     1.2   Assumption of Liabilities....................................5
     1.3   Consideration................................................8

                             ARTICLE II

                               Closing

     2.1   Closing.....................................................11
     2.2   Payments....................................................11

                             ARTICLE III

            Representations and Warranties of the Company

     3.1   Organization; Capitalization; Ownership; Charter
             and Bylaws, Etc...........................................11
     3.2   Corporate Authority and Approval............................12
     3.3   Consents....................................................12
     3.4   No Conflicts................................................12
     3.5   Compliance with Laws........................................13
     3.6   Financial Statements........................................14
     3.7   Absence of Certain Changes or Events........................14
     3.8   Title to and Sufficiency of Assets..........................15
     3.9   Patents, Trademarks, Subscriber Lists.......................15
     3.10  Commitments.................................................16
     3.11  Litigation..................................................17
     3.12  [Reserved]..................................................17
     3.13  U.S. Employee Benefit Plans.................................17
     3.14  Taxes.......................................................17
     3.15  Undisclosed Liabilities.....................................18
     3.16  Fees........................................................18
     3.17  Labor Matters...............................................18
     3.18  Real Property...............................................18
     3.19  Leases......................................................19
     3.20  Environmental Matters.......................................19
     3.21  Pre-Closing Liabilities.....................................20
     3.22  Agreements with Affiliates..................................20
     3.23  Bulk Sales; Transfer Taxes..................................20

                             ARTICLE IV

             Representations and Warranties of Investor

     4.1   Organization and Good Standing..............................20

     4.2   Corporate Authority and Approval............................20
     4.3   Consents....................................................20
     4.4   No Conflicts................................................21
     4.5   Financing...................................................21
     4.6   Litigation..................................................21

                              ARTICLE V

                      Covenants of the Company

     5.1   Cooperation by the Company..................................21
     5.2   Conduct of the Business.....................................22
     5.3   Access......................................................23
     5.4   Permits.....................................................24
     5.5   Further Assurances..........................................24
     5.6   Associated Agreements.......................................24
     5.7   No Default..................................................24
     5.8   Compliance with Laws........................................24
     5.9   Supplemental Information....................................24
     5.10  [Reserved]..................................................25
     5.11  [Reserved]..................................................25
     5.12  Transitional Services.......................................25
     5.13  [Reserved]..................................................25
     5.14  Employees...................................................25
     5.15  Amended Disclosure Schedule.................................25
     5.16  Insurance...................................................26
     5.17  Lenders' Consent............................................26
     5.18  Vehicular Titles............................................26
     5.19  UCC Termination Statements..................................26
     5.20  Real Estate Conveyance Documents and Lease
             Assignments...............................................26

                             ARTICLE VI

                        Covenants of Investor

     6.1   Cooperation by Investor.....................................26
     6.2   Preservation of Books and Records...........................27
     6.3   Employees...................................................27

                             ARTICLE VII

                Conditions to Investor's Obligations

     7.1   Representations, Warranties and Covenants of the
              Company and the Associated Subsidiaries..................28
     7.2   Consents....................................................28
     7.3   No Prohibitions.............................................28
     7.4   Closing Documents...........................................28
     7.5   Opinion of Counsel..........................................29
     7.6   Financing...................................................29
     7.7   [Reserved]..................................................30
     7.8   Like Kind Exchange..........................................30

     7.9   Lender......................................................30


                            ARTICLE VIII

               Conditions to the Company's Obligations

     8.1   Representations, Warranties and Covenants of
             Investor..................................................31
     8.2   Consents....................................................31
     8.3   No Prohibitions.............................................31
     8.4   Closing Documents...........................................31
     8.5   Opinion of Counsel..........................................32
     8.6   Lenders' Consent............................................32

                             ARTICLE IX

                  Termination, Amendment and Waiver

     9.1   Termination.................................................32
     9.2   Effect on Obligations.......................................32

                              ARTICLE X

                          Employee Matters

     10.1  Transferred Employees.......................................33
     10.2  Employee Benefits...........................................33
     10.3  Severance Claims............................................34
     10.4  WARN Act Liability..........................................34
     10.5  Undue Hardship to the Investor..............................34

                             ARTICLE XI

                    Survival and Indemnification

     11.1  Survival....................................................35
     11.2  Indemnification by the Company and the Associated
             Subsidiaries..............................................35
     11.3  Indemnification by CNCO and the Investor....................36
     11.4  Matters Involving Third Parties.............................36
     11.5  Environmental Remedies......................................38

                             ARTICLE XII

                            Miscellaneous

     12.1  Expenses....................................................38
     12.2  Exclusive Agreement; No Third-Party Beneficiaries...........39
     12.3  Governing Law; Consent to Jurisdiction......................39
     12.4  Successors and Assigns......................................39
     12.5  Publicity...................................................40
     12.6  Severability................................................40
     12.7  Refunds.....................................................40
     12.8  Notices.....................................................40

     12.9  Counterparts................................................41
     12.10 Interpretation..............................................41
     12.11 Amendment...................................................42
     12.12 Extension; Waiver...........................................42
     12.13 Captions....................................................42
     12.14 Further Assurances..........................................42

                            ARTICLE XIII

        Limited Guarantee of Green Equity Investors II, L.P.

     13.1  Limited Guarantee...........................................43





EXHIBITS

Exhibit A           List of Community Newspapers
Exhibit 1.1(b)      Retained Assets
Exhibit 3.6         Financial Statements
Exhibit 4.5-1       Commitment and Highly Confident Letters
Exhibit 4.5-2       Alternative Commitment Letter
Exhibit 5.12        Transitional Services Agreement
Exhibit 5.14        Employees
Exhibit 7.4(a)      Form of Bill of Sale, Assignment and Assumption
Exhibit 7.4(b)      Form of Trademark and Trade Name Assignment
Exhibit 7.4(c)      Non-Competition Agreement between the Company and CNCO
Exhibit 7.5-1       Form of Opinion of Cravath, Swaine & Moore
Exhibit 7.5-2       Form of Opinion of General Counsel of Hollinger
Exhibit 7.8         Like Kind Exchange Agreement
Exhibit 8.5         Form of Opinion of Mayer, Brown & Platt

DISCLOSURE SCHEDULE

Schedule 3.1(a)     Jurisdictional Qualification
Schedule 3.3        Consents
Schedule 3.4        Conflicts
Schedule 3.5        Noncompliance with Laws
Schedule 3.7        Certain Changes or Events
Schedule 3.8(a)     Encumbrances on Title to Assets
Schedule 3.8(b)     Exceptions to Sufficiency of Assets
Schedule 3.9        Patents and Trademark Rights
Schedule 3.10(a)    Commitments Future Payments in Excess of $250,000
Schedule 3.10(b)    Commitments for Restricting Business Practices
Schedule 3.10(c)    Commitments for the Borrowing of Money
Schedule 3.10(d)    Collective Bargaining Agreements
Schedule 3.10(e)    Commitments for the Use of Patent and Trademark Rights
Schedule 3.10(f)    Joint Ventures, Partnerships and Similar Agreements
Schedule 3.10(g)    Commitments Relating to Employment or with
                    Employees, Officers, Directors or Shareholders
Schedule 3.10(h)    Brokerage or Finder's Agreements
Schedule 3.10(i)    Acquisition or Divestiture Agreements
Schedule 3.10(j)    Other Material Commitments
Schedule 3.11       Litigation
Schedule 3.13       Benefit Plans
Schedule 3.15       Undisclosed Liabilities
Schedule 3.17       Labor Matters
Schedule 3.18       Real Property
Schedule 3.19       Real Property Leases
Schedule 3.20(a)    Environmental Permits, Licenses or Authorizations
Schedule 3.20(b)    Environmental Material Non-Compliance
Schedule 3.20(c)    Environmental Actions
Schedule 3.20(d)    Hazardous Materials
Schedule 3.22       Agreements with Affiliates Since September 30, 1997

                           INDEX OF TERMS

1998 Cash Disbursements...........................................8
1998 Cash Position Adjustment.....................................8
1998 Final Cash Position..........................................8
1998 Gross Cash...................................................8
1998 Net Cash Position............................................8
1998 Period.......................................................8
Accountant's Certificate..........................................9
Adjustment........................................................9
Agreement.........................................................1
AP-91.............................................................1
APAC-90...........................................................1
APAC-95...........................................................1
APC-Illinois.....................................................30
Asset Purchase Agreement..........................................1
Assets   .........................................................2
Associated Agreements............................................25
Associated Subsidiaries...........................................1
Assumed Contracts.................................................3
Assumed Liabilities...............................................5
Benefit Plans....................................................17
Books and Records................................................27
Bulk Sales Laws..................................................20
Business..........................................................1
Claim Notice.....................................................37
Closing..........................................................11
Closing Date.....................................................11
CNCO..............................................................1
CNCO Damages.....................................................35
CNCO Indemnitees.................................................35
COBRA............................................................33
Commitments......................................................16
Company...........................................................1
Company Damages..................................................36
Company Indemnitees..............................................36
Consents.........................................................22
Current Asset Calculation.........................................9
Deductible.......................................................36
Direct Claim.....................................................37
Disclosure Schedule..............................................11
Effective Date....................................................8
Employees........................................................33
Encumbrances......................................................4
Environmental Law.................................................7
Environmental Tests..............................................38
ERISA............................................................17
Estimated 1998 net Cash Position..................................8
Exchangor........................................................30
Financial Statements.............................................14
GAAP..............................................................9
GEI II...........................................................43

Government Authority..............................................3
Greater than 120-Day Receivables..................................9
Guarantor.........................................................1
Hazardous Materials..............................................19
HSR Act  ........................................................12
Improvements......................................................2
Indemnifying Party...............................................36
Investor .........................................................1
Leased Real Property..............................................2
Lenders Consent..................................................26
Like Kind Exchange...............................................30
Like Kind Exchange Agreement.....................................30
Litigation.......................................................17
Marks.............................................................1
Material.........................................................15
Material Adverse Effect..........................................12
Net Current Assets................................................9
Net Liabilities...................................................9
Owned Real Property...............................................2
Patent and Trademark Rights......................................15
Permits..........................................................13
Permitted Encumbrances............................................4
Receivables Notice................................................9
Retained Assets...................................................4
Retained Business.................................................4
Retained Liabilities..............................................6
Supplemental Commitment Letter...................................30
Tax..............................................................17
Taxes............................................................17
Third Party Claim................................................36
Trade Names.......................................................1
Trademark and Trade Name Assignments.............................28
Transfer Date....................................................33
Transitional Service Agreement...................................25
Transitional Services............................................25
WARN Act ........................................................18


                      ASSET PURCHASE AGREEMENT


          This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 21, 1997, is by and among Liberty Group Publishing, Inc., a Delaware corporation (the "Investor"), Liberty Group
Operating, Inc., a Delaware corporation and a wholly owned subsidiary of the Investor, ("CNCO"; the term CNCO shall include subsidiaries of CNCO unless the context otherwise provides), Hollinger International Inc., a Delaware corporation (the "Company"), APAC- 90 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC- 90"; the term APAC-90 shall include subsidiaries of APAC-90 unless the context otherwise provides), American Publishing (1991) Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("AP-91"; the term AP-91 shall include subsidiaries of AP-91 unless the context otherwise provides), and APAC-95 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC-95"; the term APAC-95 shall include subsidiaries of

APAC-95 unless the context otherwise provides) (APAC-90 and each of its subsidiaries, AP-91 and each of its subsidiaries, and APAC-95 and each of its subsidiaries are collectively referred to hereinas the "Associated Subsidiaries", as such term is further explained in
Section 3.1) and, for the limited purposes described herein, Green Equity Investors II, L.P., a Delaware limited partnership (the "Guarantor").

                        W I T N E S S E T H:

          WHEREAS, the Associated Subsidiaries are in the business of publishing, marketing and distributing certain community newspapers as further identified in Exhibit A hereto and operating printing plants associated therewith (the "Business"; the term Business expressly excludes the assets which the Investor or an Affiliate (as defined in Section 3.22) of the Investor will receive pursuant to the Like Kind Exchange (as defined in Section 7.8);

          WHEREAS, the Investor wishes to cause CNCO to purchase the assets constituting the business.

        NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              ARTICLE I

                Transfer of Assets and Consideration

     1.1 Transfer of Assets.

          (a) Acquired Assets. Subject to the terms and conditions hereof, the Company and the Associated Subsidiaries agree to sell to CNCO, and the Investor agrees to cause CNCO to purchase from the Company and the Associated Subsidiaries, at the Closing (as defined in Section 2.1) all of the right, title and interest of the Company and the Associated Subsidiaries in and to the Business and all properties, assets and rights of every nature, kind and description of the Company and the Associated Subsidiaries used or held for use primarily in connection with the Business wherever located (collectively, other than the Retained Assets (as defined in Section 1.1(b) hereof), the "Assets"), including the following:

          (i) all of the rights of the Company or any Associated Subsidiary to prepare, produce, publish, print, sell and/or distribute, as the case may be, the community newspapers and other publications which constitute the Business, together with the goodwill of or relating to the Business;

          (ii) all of the real property owned by the Company or any Associated Subsidiary and primarily used in the operation of the Business (the "Owned Real Property"), which Owned Real Property is listed on Schedule 3.18 to the Disclosure Schedule (as defined in Section 3.1(a)), and all of the buildings, fixtures and improvements (the "Improvements") located in, on and under the Owned Real Property;

          (iii) all of the rights of the Company or any Associated Subsidiary in any real property leased or subleased by the Company or the Associated Subsidiaries and used primarily in the operation of the Business (the "Leased Real Property"), which Leased Real Property is listed on Schedule 3.19 to the Disclosure Schedule, and all of the Improvements located in, on and under the Leased Real Property to the extent provided in the lease or sublease;

          (iv) all of the materials, raw materials (including paper), supplies, work in progress and other inventory owned by the Company or any Associated Subsidiary and to the extent used or held for use in the operation of the Business;

          (v) all rights of the Company or any Associated Subsidiary to fixed and other tangible personal property, whether owned or leased, including furniture, equipment, computers and related items, fixtures, machinery and tools owned by the Company or any Associated Subsidiary and primarily used in the operation of the Business;

          (vi) all rights, subscription rights, obligations and benefits of contracts, licenses (whether the Company or any Associated Subsidiary is a licensee or licensor) or arrangements of the Company or any Associated Subsidiary primarily relating to the Business and the Assets (collectively, the "Assumed Contracts"), including the items listed on Schedules 3.10(a) through (j) of the Disclosure Schedule;

          (vii) all files, books and records of the Company or any Associated Subsidiary dating back at least five full fiscal years from the date of the Closing primarily relating to the Business (but not minute books and corporate governance records of the Company and the Associated Subsidiaries) which are not physically located at the Owned Real Property or the Leased Real Property and all files, books and records of the Business which are physically located at the Owned Real Property or the
     Leased  Real  Property,   including  financial  statements  and
     records, advertising space reservations, advertising insertion orders, promotional materials, all available records of current and former advertisers in the newspapers and other publications which comprise the Business or relating to the Business; provided that the Company shall retain copies of all such files, books and records;

          (viii) all credits, prepaid costs and expenses, deposits and retentions held by third parties under leases, licenses, contracts and other arrangements, in each case to the extent relating to the Business;

          (ix) all current assets (except for cash and cash equivalents), but specifically including accounts receivable; provided that following the Effective Date (as defined in Section 2.1) CNCO shall have the right to assign certain accounts receivable to the Company in accordance with the terms of Section 1.3(g) of this Agreement;

          (x)  all  subscription,   distribution,   circulation  and
     mailing lists relating primarily to the Business and all records and data relating to such lists;

          (xi) any available editorial and photographic  morgues and
     any  available   back  issues  of  the   newspapers  and  other
     publications which comprise the Business;

          (xii) all registered United States and foreign patents, trademarks, service marks, trade names, mastheads, copyrights and applications therefore set forth on Schedule 3.9 of the Disclosure Schedule (including rights to sue for and remedies against present and future infringements thereof and rights of priority and protection of interests) and the goodwill and going concern value related thereto;

          (xiii) all licenses and permits of any government or state (or any subdivision thereof), whether domestic or
     foreign,  or  any  agency,   authority,   bureau,   commission,
     department or similar body or instrumentality thereof, or any governmental court or tribunal, federal, state and local ("Government Authority"), to the extent they are transferable, relating primarily to the Business or the Assets;


          (xiv) all guaranties, warranties, indemnities and similar rights in favor of the Company or any Associated Subsidiary to the extent related to the Assets or the Business; and

          (xv) all rights of the Company or any Associated Subsidiary under any provision or covenant of any contract, agreement or understanding in favor of the Company or any
     Associated Subsidiary or their Affiliates to the extent relating to the Business limiting the ability of any party to sell any products or services, engage in any line of business or compete with or to obtain products or services from any person and any causes of action, lawsuits, claims and demands available to the Company or any Associated Subsidiary in respect of the foregoing whether arising before or after the Closing.

          The Assets shall be transferred free and clear of all liens, easements, licenses, possessory rights, sales contracts, building and use restrictions, reservations and limitations, encumbrances, security interests, charges, pledges, mortgages, deeds of trust, deed to secure debt, liabilities, debts, options or, to the best knowledge of the Company and the Associated Subsidiaries, any other adverse claims, restrictions or third party rights of any kind and nature whatsoever (the "Encumbrances"), except for the following (the "Permitted Encumbrances"): (i) liens for current Taxes not yet due and payable, (ii) the encumbrances disclosed on
Schedule 3.8(a) of the Disclosure Schedule, (iii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and which are routinely and regularly extinguished by payment of the charges to which they relate and which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted or (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted.

          (b) Retained Assets. Except as set forth in Section 1.2(a), the Associated Subsidiaries shall retain the real and personal property and other assets of the Associated Subsidiaries or any of their Affiliates (as defined in Section 3.22) that relate primarily to the businesses of the Associated Subsidiaries or any of their Affiliates other than the Business (the "Retained Business") and not primarily related to the Business or that relate primarily to the Retained Liabilities (collectively, the "Retained Assets"), including:

          (i) all bank accounts and cash and cash equivalents of the Associated Subsidiaries;

          (ii) all rights, claims and credits of the Associated Subsidiaries to the extent relating to any other Retained Asset or any Retained Liability (as defined in Section 1.2(b)), including any such items arising under insurance policies, and all guarantees, warranties, indemnities and similar rights in favor of the Associated Subsidiaries or any of their Affiliates in respect of any other Retained Asset or any Retained Liability;

          (iii) [Reserved]

          (iv) all rights of the Company and the Associated Subsidiaries and their Affiliates under this Agreement, the Transitional Services Agreement (as defined in Section 5.12 ), the Non-Competition Agreement (as defined in Section 7.4) and the other agreements and instruments executed and delivered in connection with this Agreement;

          (v) all documents prepared in connection with the sale of the Business and the Assets to CNCO, exclusive of documents prepared in the ordinary course of business in connection with the operation of the Business;

          (vi) all financial and Tax records relating to the Business that form part of the Company's or the Associated Subsidiaries' (or any of their Affiliates') general ledger and all other files, books and records not referred to in Section 1.1(a)(vii) which the Company or the Associated Subsidiaries or any of their respective Affiliates have in their possession; provided that upon reasonable request by CNCO, CNCO shall be provided with copies of the portions of such records that reasonably relate to the Business (other than copies of the Company's consolidated, combined or unitary income Tax returns, provided that copies of back up for such returns may reasonably be requested by CNCO); and

          (vii) the Retained Assets described in Exhibit 1.1(b).

     1.2 Assumption of Liabilities.

     (a) Liabilities Assumed. On the Closing Date, CNCO will assume and agree to pay, perform and discharge as and when due the liabilities and obligations, whether fixed, absolute or contingent, matured or unmatured, (the "Assumed Liabilities") relating to the Business as the same exist on the Closing Date which are specified below (provided, that in no event shall the Assumed Liabilities include any Retained Liabilities, and CNCO shall assume no other liabilities whatsoever of the Associated Subsidiaries or their Affiliates):

          (i) all accounts payable and trade obligations to the extent relating to the Business, including those which are owed to the Associated Subsidiaries or their Affiliates which were incurred in the ordinary course of business;

          (ii) all prepaid subscription and advertising obligations to the extent relating to the Business;

          (iii) all   liabilities   and   obligations   arising  from
     commitments   (in  the  form  of  issued   purchase  orders  or
     otherwise) to purchase or acquire inventory, supplies or services to the extent relating to the Business and reflected on a balance sheet of the Business as of the Closing Date as accounts payable or accrued expenses;

          (iv) all liabilities and obligations under existing licenses, permits, authorizations, leases or contracts which are to be assigned to CNCO hereunder other than liabilities or obligations for breaches or defaults that occurred prior to the Closing;

          (v) all liabilities or obligations for accrued but unpaid vacation pay, sick pay and holiday pay for Employees (as defined in Section 10.1) to the extent such pay is reflected in the Net Liabilities (as defined in Section 1.3(f)) of the Business as of the Effective Date; and

          (vi) [Reserved]

          (vii) all liabilities, other than Retained Liabilities (including Tax (as defined in Section 3.14) liabilities), which are reflected in the balance sheet included in the Financial Statements dated as of September 30, 1997 provided pursuant to
     Section 3.6 (except to the extent discharged prior to the Closing Date) or incurred by the Business since the date of such balance sheet not in breach of any representation or covenant in this Agreement and in the ordinary course of business which are of the type that would be reflected in a balance sheet prepared in conformity with GAAP and consistent with the Financial Statements.

     (b) No Other Liabilities Assumed. Notwithstanding anything to the contrary contained herein, except as provided in Section 1.2(a), the parties agree that CNCO has not agreed to pay, shall not assume and shall not have any liability or obligation with respect to, the following liabilities and obligations (collectively, the "Retained Liabilities"):

          (i) any liability or obligation for any Tax of any kind (including income, payroll, personnel, property, bulk transfer, sales, use, ad valorem or franchise Taxes or assessments) owed prior to or at Closing, or which may thereafter become due, to any foreign, federal, state, local or other taxing authority which liability relates to any transaction or period prior to or upon the Closing (including as a result of Treasury Regulation ss.1.1502-6(a) or any similar provision under state or local law);

          (ii) any liability or obligation relating to, resulting from or arising out of workers' compensation claims resulting from any injury, disease or disability which injury, disease or disability occurred prior to Closing (whether or not any such claim was filed prior to the Closing);

          (iii) any liability or obligation relating to, resulting from or arising out of any violation of law (whether known or unknown) or license, which violation occurred on or prior to the Closing Date;

          (iv) any liability relating to the Owned Real Property or Leased Real Property, or relating to discharges of hazardous substances in violation of or giving rise to liability pursuant to any Environmental Law (as defined below) by the Business, the basis for which liability occurred or existed prior to the Closing, including any investigation and remediation liabilities to the extent arising under standards established by any and all foreign, federal, state or local laws, rules, orders, regulations, consent decrees, settlement agreements, injunctions, statutes or requirements imposed by any governmental authority relating to or concerning protection of the environment and natural resource damages, including surface water, soil, air and ground water ("Environmental Law") as enacted or enforced on or prior to the Closing Date;

          (v) any liability or obligation for severance, redundancy, termination, payment in lieu of notice, indemnity or other payments resulting from the transactions contemplated by this Agreement or arising prior to the Transfer Date and any liability or obligation arising prior to the Transfer Date to or with respect to any employee or any employee matters, including any employee benefit plan, other than those which are expressly assumed by CNCO, pursuant to Section 10.1;

          (vi) any liability or obligation of or incurred by the Company or its Affiliates to the extent related to the Retained Assets or not arising from the Business;

          (vii) any liability or obligation under licenses, permits, authorizations, leases or contracts which are not assigned to CNCO hereunder;

          (viii any liability or obligation for medical, dental and disability benefits and any other welfare benefit, whether insured or self-insured, incurred or existing at any time on or prior to the Transfer Date, for current or past employees of the Business;

          (ix) all liability of the Associated Subsidiaries and their Affiliates or former Affiliates arising from indebtedness, including guaranty and similar obligations, for borrowed money or long-term debt, except as provided in Section 1.2(a);

          (x) any liability or obligation relating to or resulting from breach of contract or tort claims where the event giving rise to such claim occurred prior to the Closing Date;

          (xi) any other liability or obligation of the Company or the Associated Subsidiaries whatsoever not expressly assumed by CNCO hereunder;

          (xii) liabilities for officers and directors of the Company and the Associated Subsidiaries with respect to pre-Closing conduct;

          (xiii) any liability or obligation for any intercompany notes of the Company or any Associated Subsidiaries; and

          (xiv) liability for travel vouchers or cash of $4,000 for each publisher who exceeded budgeted gross operating profits for 1997 by 10%.

     1.3 Consideration. The consideration for the transfer of the Assets described in Section 1.1(a) from the Associated Subsidiaries to CNCO shall be as follows:

     (a) Cash Purchase Price. The Investor will cause CNCO to pay a cash purchase price of $233,765,884 for the Assets payable to the Associated Subsidiaries.

     (b) Assumption of Assumed Liabilities. CNCO shall assume and agree to pay as they shall become due or discharge the Assumed Liabilities as described in Section 1.2(a) hereof.

     (c) [Reserved].

     (d) Interest. At the Closing the Investor or CNCO will pay the Company interest on $233,765,884 for the period from January 1, 1998 through the Closing Date at a rate equal to (i) the 30-day Treasury bill rate in effect on December 31, 1997 multiplied by (ii) a fraction the numerator of which shall be the number of days from January 1, 1998 through the Closing Date and the denominator of which shall be 365.

     (e) Determination of 1998 Net Cash Position; Payment of 1998 Estimated Net Cash.

          (i) During the period from December 31, 1997 (the "Effective Date") through the Closing Date (the "1998 Period"), the Company shall cause the Associated Subsidiaries to maintain financial records showing all cash and cash equivalents received by or on behalf of the Business during the 1998 Period (the "1998 Gross Cash") and all amounts of cash or cash equivalents used to discharge accounts payable and other obligations of the Business in the ordinary course consistent with past practice, but excluding (w) interest on indebtedness for borrowed money, (x) intercompany payments, but excluding management fees charged at 1.6% of revenue for the 1998 Period,
     (y) fees and expense relating to the transactions contemplated by this Agreement and the Associated Agreements, and

     (z) income Taxes, but excluding income Taxes for the 1998 Period (the "1998 Cash Disbursements"). The excess, if any, of the 1998 Gross Cash over the 1998 Cash Disbursements shall be the "1998 Net Cash Position."

          (ii) At the Closing, the Company shall pay or cause to be paid to CNCO, by wire transfer of immediately available funds (or by intrabank transfer, if practicable), an amount equal to an estimate determined in good faith by the Company of the 1998 Net Cash Position (the "Estimated 1998 Net Cash Position").

          (iii) Within 60 days following the Closing, the Accounting Firm (as defined in Section 1.3(f)) shall (x) determine (1) the amount of the 1998 Net Cash Position (as so determined, the "1998 Final Cash Position") and (2) the 1998 Final Cash Position minus the 1998 Estimated Cash Position (the "1998 Cash Position Adjustment", which may be positive or negative) and
     (y) deliver a letter (the "1998 Cash Certification") (1) setting forth the calculation of the 1998 Cash Position Adjustment and its components and (2) certifying that such calculations were made in compliance with this Section 1.3(e). Such determinations and calculations will be conclusive absent manifest error. If the 1998 Cash Position Adjustment is a positive number, the Company shall pay such amount to CNCO within three (3) business days of delivery of the 1998 Cash Certification. If the 1998 Cash Position Adjustment is a negative number, CNCO shall pay an amount equal to the absolute value of such number to the Company within three (3) business days of delivery of the 1998 Cash Certification. All payments pursuant to this Section 1.3(e) shall be made by wire transfer of immediately available funds (or by interbank transfer, if practicable).

     (f) Working Capital Adjustment. Within 60 days following the Closing, KPMG Peat Marwick LLP or such other firm of independent public accountants mutually agreed by the Investor and the Company (the "Accounting Firm") shall (i) on a basis consistent with U.S. generally accepted accounting principles as applied in the Financial Statements (as defined in Section 3.6) ("GAAP") (x) determine the Net Current Assets (as defined below) and the Net Liabilities (as defined below) of the Business as of the Effective Date (the "Current Asset Calculation") and (y) determine the amount of the Adjustment (as defined below), if any, and (ii) deliver a letter (the "Accountant's Certificate") (x) setting forth the calculation of the Adjustment and its components and (y) certifying that each of such calculations was made in compliance with this Section 1.3(f) Such determinations and calculations shall be conclusive absent manifest error. If the Adjustment is a positive number in excess of $1,000,000, CNCO shall pay such excess to the Company within three
(3) business days following delivery of the Accountant's Certificate. If the Adjustment is a negative number, the absolute value of which is greater than $1,000,000, the Company shall pay such excess to CNCO within three (3) business days following delivery of the Accountant's Certificate. All payments pursuant to this Section 1.3(f) shall be by wire transfer of immediately available funds (or by interbank transfer, if applicable).

          For purposes of this Section 1.3(f),

               (1) "Net Current Assets" shall mean current assets determined in a manner consistent with GAAP, but excluding
          (i) cash and cash equivalents, (ii) current and deferred Taxes and (iii) any other Retained Assets.

               (2) "Net Liabilities" shall mean liabilities determined in a manner consistent with GAAP, but excluding
          (i) current and deferred Tax liabilities and (ii) any other Retained Liabilities.

               (3)  The  "Adjustment"   means  the  amount  (whether
          positive or  negative)  equal to Net Current  Assets minus
          Net Liabilities.

     (g) Uncollected Accounts Receivable. Within 135 days after the Effective Date, CNCO shall have the right to (i) notify the Company in writing (the "Receivables Notice") of the dollar amounts of the accounts receivable of the Business existing on the Effective Date that have not been collected by CNCO by the date of such notice and which are more than 120 days past due as of the date of such notice (the "Greater than 120-Day Receivables") and (ii) at its option, assign to the Company 100% of the then-outstanding Greater than 120-Day Receivables. If so assigned, the Company shall purchase the Greater than 120-Day Receivables for a price equal to (x) the face amount of the Greater than 120-Day Receivables less (y) the full amount of the reserve for receivables reflected in the Net Current Assets, plus (z) interest on (x) minus (y) accrued from the Effective Date at a rate equal to the 30-day Treasury bill rate in effect on the Effective Date, payable by wire transfer of immediately available funds to (or by interbank transfer, if applicable) CNCO within 3 business days following receipt of the Receivables Notice. In determining the amount collected with regard to any account receivable, all amounts received from any obligor shall be allocated to the receivable specified by such obligor, or if not specified, to the receivables of such obligor in the order in which such receivables arose. From and after the Closing, CNCO shall continue collecting accounts receivable in all material respects in accordance with the past practice of the Business prior to the Closing Date and shall provide the Company reasonable access to review all information relating to the foregoing, including all write-offs. From and after the date CNCO exercises its option to assign the Greater than 120-Day Receivables to the Company, CNCO shall continue collecting such Greater than 120-Day Receivables on behalf of the Company for a reasonable fee to be agreed upon by the parties in proportion to the services rendered.

     (h) Pro Forma Calculation. Notwithstanding anything to the contrary contained in this Agreement or the Transfer Agreement (as defined in Section 7.8), no payments shall be made under Sections 1.3(e), 1.3(f) or 1.3(g) of this Agreement unless such payment would be required to be made if the determinations and calculations required by such sections are made on a pro forma basis as if the Business as defined in this Agreement and the Business as defined in the Transfer Agreement were treated as a single business (subject to a single $1,000,000 threshold for the purposes of calculating the Adjustment pursuant to Section 1.3(f) of this Agreement and the comparable provision of the Transfer Agreement), and in such event the portion of such payment to be made pursuant to this Agreement shall be equal to 265/309ths of such payment, and the balance of such payment shall be made pursuant to the Transfer Agreement.

     (i) Purchase Price Allocation. The purchase price for the Assets (including the Assumed Liabilities) shall be allocated among the Assets in accordance with Schedule 1.3(i), to be prepared by the Investor and delivered to the Company within 180 days after the Closing Date. Such allocation shall be subject to the Company's consent, such consent not to be unreasonably withheld. Following the Closing, the Investor and the Company, in connection with their respective U.S. federal, state and local income Tax returns and other filings (including, without limitation Internal Revenue Service Form 8594), shall not take any position inconsistent with such allocation. Any adjustment to the purchase price shall be allocated as provided by Temp. Treas. Reg. ss. 1.1060-1T(f). For purposes of this Section 1.3(i), the withholding by the Company of its consent to a proposed allocation of purchase price to an asset or class of assets shall be deemed to be reasonable if, within 30 days after receiving a copy of Schedule 1.3(i), the Company provides to the Investor a written notice setting forth its proposed allocation of purchase price to such asset or class of assets, and such proposed allocation differs by more than 25% from the amount allocated on Schedule 1.3(i) to such asset or class of assets, but compliance with this sentence shall not be necessary for such withholding of consent by the Company to be deemed reasonable. The parties shall negotiate in good faith to timely resolve any differences regarding such allocation.

     (j) Proration of Taxes. All real estate, personal property and ad valorem Taxes relating to the Assets which shall have accrued and become payable prior to the Closing Date shall be paid by the Company. All such Taxes which shall be accrued but unpaid shall be prorated to the Closing Date. In connection with such proration of Taxes, in the event that actual Tax figures are not available at the Closing Date, proration of Taxes shall be based upon the actual
Taxes for the preceding year for which actual Tax figures are available, and re-prorated when actual Tax figures become available. The amount due one party as a result of such proration shall be paid to the other party at the Closing, and the amount due one party as a result of a re-proration of Taxes for a taxing jurisdiction shall be paid to such party within 30 days after actual Tax figures become available for such taxing jurisdiction.


                             ARTICLE II

                               Closing

     2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 commencing at 9:00 a.m., Chicago time, on January 30, 1998 or as soon as practicable thereafter after the satisfaction or waiver of the conditions to closing set forth in Article VII and Article VIII of this Agreement, or at such other place, time or date as the Investor and the Company may agree (the "Closing Date").

     2.2 Payments. All payments hereunder shall be in U.S. dollars, and shall be made no later than 12:00 noon on the Closing Date by wire transfer of immediately available funds (or interbank transfer, if applicable) to an account or accounts of the Company, CNCO or the Investor, as applicable, at a bank or banks specified by the Company, CNCO or the Investor, as applicable.


                             ARTICLE III

            Representations and Warranties of the Company

     The Company and the Associated Subsidiaries represent and warrant to the Investor and CNCO as follows:

     3.1 Organization; Capitalization; Ownership; Charter and Bylaws, Etc.. (a) Organization and Good Standing. Section 3.1(a) of the disclosure schedule delivered by the Company to the Investor herewith (the "Disclosure Schedule") sets forth a complete list of the subsidiaries of the Company through which the Business is conducted, together with the subsidiaries owning the stock of such subsidiaries. All such subsidiaries are included in the term "Associated Subsidiaries" as defined in the preamble. Each of the Company and each Associated Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Company and each Associated Subsidiary has ll requisite corporate or limited liability company power and authority to own, operate and lease the properties and assets it currently owns, operates or leases and to carry on its business as it is currently conducted. Each of the Company and each Associated Subsidiary is duly licensed or qualified to do business as a foreign corporation or limited liability company and is in good standing in all jurisdictions in which the character of the properties and assets owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified and except where the failure so to qualify would not, individually or in the aggregate, have or would not reasonably be expected to have a Material Adverse Effect. Section 3.1(a) of the Disclosure Schedule contains a complete list of all jurisdictions in which the Company and each Associated Subsidiary are so qualified. The Company is the direct or indirect beneficial and record holder of 100% of the capital stock of the Associated
Subsidiaries. "Material Adverse Effect" shall mean any event, condition or circumstance which has or would reasonably be expected to have a material adverse effect on the Business or on the properties, assets, liabilities, results of operations or financial condition of the Business taken as a whole.

     3.2 Corporate Authority and Approval. Each of the Company and each Associated Subsidiary has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Associated Agreements (as defined in Section 5.12) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Associated Agreements by the Company and each Associated Subsidiary and the consummation by the Company and each Associated Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate and action on the part of the Company and the Associated Subsidiaries. Each of this Agreement and the Associated Agreements constitutes the valid and binding obligation of each of the Company and each Associated Subsidiary, to the extent they are parties thereto, enforceable against the Company and each Associated Subsidiary, to the extent they are parties thereto, in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law).

     3.3 Consents. Except as set forth in Section 3.3 of the Disclosure Schedule, no consent, approval or authorization of, or exemption by or with respect to the Company or any of the Associated Subsidiaries, or filing with, notice to or permit from any court or any federal, state, local, foreign or other governmental authority or other person, other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), is required in connection with the execution, delivery and performance by the Company or each Associated Subsidiary of this Agreement and the Associated Agreements or the taking by them of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Investor is required to obtain or make.

     3.4 No Conflicts. Except as set forth in Section 3.4 of the Disclosure Schedule, the execution, delivery and performance by the Company and each Associated Subsidiary of this Agreement and the
Associated Agreements and all other instruments, agreements, certificates and documents contemplated hereby and the consummation by the Company and each Associated Subsidiary of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents referred to in Section 3.3, (i) violate or conflict with any provision of the charter, by-laws or other governing documents of the Company or any of the Associated Subsidiaries, (ii) violate or conflict with any law, statute, rule, regulation, order, judgment or decree applicable to or binding on the Company or any of the Associated Subsidiaries, or any of their respective properties or assets, or by which any of them is bound or
(iii) conflict with or result in the breach of, or constitute a default under, or result in their termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of the Company or any of the Associated Subsidiaries under, any commitment or agreement reflecting obligations of the Company or any of the Associated Subsidiaries, or loss of a material benefit under or result in the creation of any Encumbrance upon any of the assets of the Company or any of the Associated Subsidiaries, except (in the case of (ii) and
(iii) only) for violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or Encumbrances which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the reasonably expected benefits to the Investor of the transactions contemplated hereunder.

     3.5 Compliance with Laws. Except as set forth in Section 3.5 of the Disclosure Schedule, the Business as it is presently conducted and as it will be conducted at the Closing is and will be in compliance with all applicable federal, state local and foreign laws, rules and regulations currently in effect, including, without limitation, those relating to equal employment opportunity practices and exports and imports from or to any jurisdiction, and all orders, judgments and decrees but excluding those relating to environmental matters (which are covered in Section 3.20 below) and except for failures to comply which, individually or in the aggregate, do not have and would reasonably not be expected to have a Material Adverse Effect. Except as disclosed in Section 3.5 of the Disclosure Schedule, neither the Company nor any of the Associated Subsidiaries has received notice from any governmental regulatory or law enforcement authority of any allegation that its business or operations, as currently conducted or as it will be conducted on the Closing Date, are not in compliance with applicable law and regulations, or of any investigation or administrative proceeding to determine such compliance, except for any such notice, investigation or proceeding as to which there is no reasonable likelihood of a Material Adverse Effect. Except for those relating to environmental matters (which are covered in Section 3.20 below) and except as disclosed in Section 3.5 of the Disclosure Schedule, each of the Company and the Associated Subsidiaries has all governmental permits, licenses and authorizations, approvals, exemptions, certificates or similar instruments or documents ("Permits") necessary for the conduct of the Business as presently conducted and for the lawful operation of the Business except where the failure to have such Permits does not individually or in the aggregate have and would reasonably not be expected to have, a Material Adverse Effect. Other than as disclosed in Section 3.5 of the Disclosure Schedule, all such Permits will be in full force and effect at the time of the Closing and will not be subject to forfeiture, revocation, limitation or restriction as a result of the transactions contemplated hereby except where the failure to have such Permits at the time of the Closing does not individually or in the aggregate have and would reasonably not be expected to have a Material Adverse Effect.

     3.6 Financial Statements. True and complete copies of the (i) audited financial statements of the Business as at December 31, 1995, December 31, 1996 and September 30, 1997 and (ii) unaudited financial statements of the Business (including for this purpose the business relating to the Relinquished Property) as at September 30, 1996, (collectively, the "Financial Statements") are attached hereto as Exhibit 3.6. The Financial Statements present fairly the financial position and results of operations and cash flow of the Business (including for this purpose the business relating to the Relinquished Property) as of the respective dates indicated and for the respective periods then ended in conformity with GAAP and regulations of the Securities and Exchange Commission, except that the interim financial statements do not contain all of the footnote disclosure required by GAAP. "Relinquished Property" means the assets acquired by the Investor pursuant to the Transfer Agreement.

     3.7 Absence of Certain Changes or Events. Except as set forth in Section 3.7 of the Disclosure Schedule and except as set forth in the Financial Statements, since September 30, 1997 there have been no events, and the Business has not suffered any changes, damage, destruction or casualty loss, which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. Except as listed on Section 3.7 of the Disclosure Schedule, since September 30, 1997, the Business has been conducted in the ordinary course consistent with past practice. Since September 30, 1997, except as disclosed in Section 3.7 of the Disclosure Schedule, the Business has not:

          (i) changed its accounting methods, systems, policies, principles or practices, except as required by law, GAAP or generally accepted accounting principles applicable to the Company or any of the Associated Subsidiaries;

          (ii) established or increased any bonus, insurance, severance, deferred compensation, pension, profit sharing or other employee benefit plan or otherwise increased the compensation payable or to become payable to any officer, director, employee, agent or consultant of the Company or any of the Associated Subsidiaries, except as permitted by Section
     5.14 herein;

          (iii) made  any  borrowings,  incurred any debt (other than
     trade   payables  in  the  ordinary   course  of  business  and
     consistent  with  past  practice),   or  assumed,   guaranteed,
     endorsed   (except  for  the   negotiation   or  collection  of
     negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable
     (whether   directly,   contingently   or  otherwise)   for  the
     obligations of any other person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice); or

          (iv) failed to pursue the collection of receivables in the ordinary course of business or failed to discharge its payables in the ordinary course of business.

     3.8 Title to and Sufficiency of Assets. (a) The Associated Subsidiaries have, and upon Closing will transfer to CNCO, good and marketable title to all of the assets and properties (real and personal) constituting the Business, free and clear of all Encumbrances, except (i) as set forth in Section 3.8(a) of the Disclosure Schedule, (ii) for liens for Taxes not yet due or being contested in good faith by appropriate proceedings and for which appropriate reserves are being maintained in accordance with GAAP,
(iii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and which are routinely and regularly extinguished by payment of the charges to which they relate and which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, taken as a whole, as presently conducted.

     (b) Except as disclosed in Section 3.8(b) of the Disclosure Schedule, the assets and properties of the Business used to operate the Business in the manner in which it is currently conducted have been taken as a whole, reasonably maintained and are in good operating condition and repair (with the exception of normal wear and tear), and, to the best of the Company's knowledge, are, taken as a whole, free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. The
Associated Subsidiaries own or have a right to use the assets, properties, rights, know-how, processes and ability which are required for or currently used in connection with the operation of the Business as it is presently conducted (the "Necessary Assets"), and, at the Closing the Associate Subsidiaries shall transfer to CNCO the ownership or right to use the Necessary Assets. Such assets, properties and rights, except for changes of assets, properties and rights in the ordinary course of business, together with the assets of the Company and the Associated Subsidiaries necessary for the Transitional Services (as defined in Section 5.12), are sufficient to conduct the Business substantially as it is currently being conducted.

     3.9 Patents, Trademarks, Subscriber Lists. Section 3.9 of the Disclosure Schedule sets forth a list, as of the date hereof, of all registered United States and foreign patents, trademarks, service marks, trade names, mastheads, copyrights and applications therefor which are used by the Company or any of the Associated Subsidiaries in the conduct of the Business (the "Patent and Trademark Rights") which are material as to the properties, assets, liabilities, results of operations or financial condition of the Business as a whole ("Material"). Except as set forth in Section 3.9 of the Disclosure Schedule, (a) the Business owns or possesses adequate licenses or other valid rights to use all Patent and Trademark Rights; (b) to the Company's knowledge, the conduct of the Business as now being conducted does not conflict with any valid patents, trademarks, trade names, mastheads or copyrights of others in any way which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; and (c) to the Company's knowledge, none of the Patent and Trademark Rights is being infringed upon by others in any way which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.9 of the Disclosure Schedule, neither the Company nor any of the Associated Subsidiaries has received any written notice of infringement of any Patent or Trademark Right of any other person. Except as set forth in Section 3.9 of the Disclosure Schedule, each of the subscriber lists used in the Business is owned by the Company and the Associated Subsidiaries and the Company and the Associated Subsidiaries have the exclusive rights to use each of such subscriber lists.

     3.10 Commitments. Section 3.10 of the Disclosure Schedule sets forth a list of each contract, agreement (including, without limitation, non-compete agreements) purchase or sale order, license, or other commitment or arrangement (whether oral or in writing) with respect to the Business (other than solely with respect to Retained Liabilities or Retained Assets) to which the Company or any of the Associated Subsidiaries is a party or by which the Company or any of the Associated Subsidiaries is bound (collectively, the "Commitments") (a) which provides for future payments thereunder of more than $250,000 per year, including, without limitation, all such Commitments which are (i) Commitments for capital expenditures, (ii) distribution, dealer or sales agency Commitments, (iii) Commitments for loans or advances or the incurrence of debt or guarantees of third party obligations, and (iv) Commitments for the sale of any assets, but excluding purchase orders or other Commitments for the purchase of raw materials, components or supplies and sales orders or other Commitments for the sale of finished goods entered into in the ordinary course of business; (b) which restricts the kinds of businesses in which the Business may engage or the geographical area in which the Business may be conducted; (c) which is an indenture, mortgage, loan agreement or other Commitment for the borrowing of money or a line of credit; (d) which is a collective bargaining agreement; (e) which is a license (whether as licensor or licensee) or similar agreement permitting the use of any Patent and Trademark Rights; (f) which is a joint venture, partnership or similar agreement; (g) any Commitment which is an employment agreement or severance agreement or bonus arrangement (either of an ongoing or change of control nature) or Commitments of any kind with any employee, officer or director of the Company or any Associated Subsidiary or any of their respective Affiliates with respect to the Business, or any Commitment of any kind with any shareholder of the Company or any Affiliate of any shareholder of the Company; (h) which is a brokerage or finder's agreement; (i) which is a stock purchase agreement, asset purchase agreement or other acquisition or divestiture agreement other than the acquisition agreements covering the acquisition of the Business by the Company so long as such acquisition agreements do not provide for any current obligation or liability of the Business that will be an Assumed Liability; or (j) which is not of the foregoing type and is Material. Except as set forth in Section 3.10 of the Disclosure Schedule, each of such Commitments, and each other Assumed Contract; is a valid and binding obligation of the Company or the Associated Subsidiaries and, to the knowledge of the Company, of the other parties to each of such Commitments and each other Assumed Contract; each of such Commitments is enforceable against the Company or an Associated Subsidiary, as applicable, in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law); and neither the Company nor the applicable Associated Subsidiary nor, to the knowledge of the Company, any other party is in violation or breach of or default under any Commitment except where such violation, breach or default, individually or in the aggregate, do not have and would reasonably not be expected to have a Material Adverse Effect.

     3.11 Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule and except as pertains to environmental matters which are the subject of Section 3.20 below, as of the date of this Agreement, there is no action, claim, suit, investigation or other litigation or proceeding in any court or before any governmental authority ("Litigation") pending or, to the Company's knowledge, threatened against the Company or any of the Associated Subsidiaries, or relating to the transactions contemplated by this Agreement. Except as set forth in Section 3.11 of the Disclosure Schedule, neither the Company, any of the Associated Subsidiaries nor the Business is subject to any outstanding orders, rulings, judgments or decrees which if adversely determined to the Company, any of the Associated Subsidiaries or the Business would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.12  [Reserved].

     3.13 U.S. Employee Benefit Plans. Section 3.13 of the Disclosure Schedule lists (a) (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all other retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs and (iii) all other fringe benefit arrangements, in the case of each of (ii) and (iii), for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan and which provides benefits to employees in the U.S. or which is subject to U.S. law and (b) all employment (excluding offer letters to at-will employees) or consulting agreements, which relate to or cover employees of the Business or with respect to which the Business has any liability or contingent liability (the "Benefit Plans"). The Investor has been supplied to the extent applicable true and complete copies of all Benefit Plans and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof. In the case of any Benefit Plan which is not in written form, the Investor has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof.

     3.14 Taxes. No material Tax liens have been filed on the Assets and no material claims are being asserted that could reasonably result in a Tax lien on the Assets. For purposes of this Agreement,
(i) "Taxes" (including, with correlative meaning, the term "Tax") shall mean all Taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other Taxes, and shall include any interest, penalties or additions attributable thereto.

     3.15 Undisclosed Liabilities. There are no liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, with respect to the Business, other than (a) liabilities that are reflected in the Financial Statements; (b) liabilities disclosed in Section 3.15 of the Disclosure Schedule;
(c) liabilities arising since September 30, 1997 in the ordinary course of business; and (d) liabilities arising under this Agreement or any of the Associated Agreements.


     3.16 Fees. Except for the fees payable to Donaldson, Lufkin & Jenrette Securities Corporation, which are the sole responsibility of the Company, neither the Company nor any Associated Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     3.17 Labor Matters. Except as disclosed on Section 3.17 of the Disclosure Schedule, neither the Company nor any of the Associated Subsidiaries is party to any collective bargaining agreement with respect to the Business nor does any labor union or collective bargaining agent represent any employees of the Company or any of the Associated Subsidiaries who are employed with respect to the Business. Except as set forth in Section 3.17 of the Disclosure Schedule, there is no labor strike, slow-down or stoppage pending, or to the Company's knowledge, threatened by the employees of the Company or any of the Associated Subsidiaries, nor are there any pending grievances (or arbitrations thereon), nor have any unfair labor practice charges with respect to the Company or any of the Associated Subsidiaries been filed with the National Labor Relations Board, nor have any written or oral grievances had the result of varying the terms or the effect of the terms of any collective bargaining agreement to which the Company or any Associated Subsidiary is a party which individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company nor any Associated Subsidiary has taken any action within the ninety (90) day period prior to the date hereof, and will not take such action prior to Closing, which resulted in or which will result in an "employment loss" as such term is defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 (the "WARN Act"), with respect to any employee of the Business. Except as set forth in Section 3.17 of the Disclosure Schedule, since September 30, 1997, the Company and the Associated Subsidiaries have not increased the compensation of employees of the Business, except for increases for merit based promotions in the ordinary course of business.

     3.18 Real Property. Set forth on Section 3.18 of the Disclosure
Schedule is a list of all Owned Real Property and the name of the record title holder thereof. Except as set forth in Section 3.18 of the Disclosure Schedule, none of the Owned Real Property violates any laws, rules, regulations, codes or ordinances of any governmental authority or subdivision thereof in any material respect. Except as set forth in Section 3.18 of the Disclosure Schedule, all of the buildings, structures and appurtenances situated on the Owned Real Property are in operating condition and in a state of maintenance and repair adequate for the purposes for which such buildings, structures and appurtenances are presently being used.

     3.19  Leases.  Set  forth  on  Section  3.19 of the  Disclosure
Schedule is a list of all real property leases to which the Company or any Associated Subsidiary is a party primarily used with respect to the Business and of which any real property leased by the Company or any Associated Subsidiary is a party primarily used with respect to the Business is the subject. Except as set forth in Section 3.19 of the Disclosure Schedule, each such lease and all leases of personal property are valid, binding and in full force and effect, and all rent and other sums and charges currently payable under each such lease have been paid, except where the failure to make such payments individually and in the aggregate has not and would reasonably not be expected to have a Material Adverse Effect. Except as set forth in Section 3.19 of the Disclosure Schedule, since September 30, 1997, neither the Company nor any Associated Subsidiary has received any notice of default under any such lease and no termination event or condition which, with the giving of notice or the passage of time, or both, could reasonably be expected to constitute a default thereunder on the part of the Company or any of the Associated Subsidiaries or, to the Company's knowledge, the lessor, exists under any such lease which individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect.

     3.20 Environmental Matters. (a) Except as set forth on Section 3.20(a) of the Disclosure Schedule, the Company or the Associated Subsidiaries have obtained, and disclosed to the Investor, all applicable permits, licenses and other authorizations which are required under any and all Environmental Laws with respect to all real property owned, leased or operated with respect to the Business.

     (b) Except as set forth on Section 3.20(b) of the Disclosure Schedule, the Business is in Material compliance with all terms and conditions of any such required permits, licenses and authorizations, and all applicable requirements of Environmental Laws with respect to all real property owned, leased or operated with respect to the Business.

     (c) Except as set forth on Section 3.20(c) of the Disclosure Schedule, there is no judicial or administrative proceeding, investigation or remedial action pending or to the Company's knowledge threatened against the Company or any of the Associated Subsidiaries (A) alleging the violation of, noncompliance with, or liability imposed under any Environmental Law or (B) alleging that they are or may be responsible for any response, cleanup or corrective action under any Environmental Law.

     (d) Except as set forth on Section 3.20(d) of the Disclosure Schedule, no generation, manufacture, storage, treatment, transportation, disposal or release of Hazardous Materials (as defined below) is occurring or has occurred so as to lead to liability under any Environmental Law, on or from any real property owned, leased or operated by the Business or otherwise used in connection with the Business; nor have any Hazardous Materials migrated from or threatened to migrate from other properties upon or beneath any real property owned, leased or operated by the Business or used with respect to the Business. "Hazardous Materials" means any substance, waste, pollutant or contaminant denominated or regulated as hazardous or toxic under any Environmental Law.

     3.21 Pre-Closing Liabilities. Upon Closing, CNCO will not have liabilities of any nature whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to the Business which arise from any act, matter, circumstance or omission relating to the period prior to the Closing Date except for the Assumed Liabilities and liabilities of CNCO arising pursuant to this Agreement and the Associated Agreements which are expressly intended to be liabilities of CNCO from and after the Closing.

     3.22 Agreements with Affiliates. Section 3.22 of the Disclosure
Schedule identifies all agreements, contracts and commitments entered into since September 30, 1997 primarily related to the Business between any Associated Subsidiary, on the one hand, and any Affiliate of the Company or any shareholder of the Company, on the other hand, other than the Transitional Services Agreement (as defined in Section 5.12). (As used herein the term "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.)

     3.23 Bulk Sales; Transfer Taxes. The Company and all Associated Subsidiaries have complied with all applicable bulk sale statutes, other than provisions of state or local Tax laws requiring notification of taxing authorities regarding sales of assets ("Bulk Sales Laws") to, and has paid all transfer Taxes with respect to the sale of the Business to, CNCO.

                             ARTICLE IV

             Representations and Warranties of Investor

     The Investor and CNCO hereby represent and warrant to the Company as follows:

     4.1 Organization and Good Standing. Each of the Investor and CNCO is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     4.2 Corporate Authority and Approval. Each of the Investor and CNCO has all requisite corporate power and authority to execute,
deliver  and  perform  this   Agreement   and  to   consummate   the
transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Investor and CNCO and the consummation by the Investor and CNCO of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of the Investor and CNCO. This Agreement constitutes the valid and binding obligation of the Investor enforceable against the Investor and CNCO in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally.

     4.3 Consents. Except as set forth in Exhibit 4.3, no consent, approval or authorization of, or exemption by, or filing with, notice to or permit from any court or any federal, state, local, foreign or other governmental authority or other person, other than pursuant to the HSR Act, is required in connection with the execution, delivery and performance by the Investor and CNCO of this Agreement or the taking by it of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Company is required to obtain or make.

     4.4 No Conflicts. The execution, delivery and performance by the Investor and CNCO of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby and the consummation by the Investor and CNCO of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents referred to in Section 4.3, (i) violate or conflict with any provision of its charter or bylaws, (ii) violate or conflict with any law, statute, rule, regulation, order, judgment or decree applicable to or binding on the Investor or CNCO, or (iii) conflict with or result in the breach of any agreement reflecting obligations of the Investor or CNCO for borrowed money, in each case except for violations, conflicts or breaches which would not individually or in the aggregate materially hinder or impair the consummation of the transactions contemplated hereby.

     4.5 Financing. The Investor has obtained commitment letters for bank financing and a "highly confident" letter for Rule 144A financing in amounts sufficient to complete the transactions. Copies of such letters are attached hereto as Exhibit 4.5-1. However, if the financing as provided in Exhibit 4.5-1 is not available, the Investor has obtained commitment letters for alternative financing in amounts sufficient to complete the transactions as set forth in
Exhibit 4.5-2. As of the date hereof, the Investor has no reason to believe that any of the conditions to the financing will not be satisfied or that the financing will not be available on a timely basis to complete the transactions contemplated hereby.

     4.6 Litigation. As of the date of this Agreement, there is no Litigation pending or, to the Investor's or CNCO's knowledge, threatened against the Investor or CNCO (a) with respect to which there is a reasonable likelihood of a determination which, individually or in the aggregate, would materially hinder or impair the consummation of the transactions contemplated hereby or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.


                              ARTICLE V

                      Covenants of the Company

     The Company and the Associated Subsidiaries hereby covenant and agree with the Investor as follows:

     5.1 Cooperation by the Company.

     (a) Consents and Authorizations. The Company shall, and shall cause its Associated Subsidiaries to, use all commercially reasonable  efforts and  cooperate  with the  Investor to secure all necessary consents, approvals, authorizations, beneficial assignments, exemptions and waivers from third parties (collectively "Consents") as shall be required in order to enable the Investor to effect the transactions contemplated hereby and to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company or any of the Associated Subsidiaries is a party or by which any of them is bound, and shall otherwise use all commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Without limiting the provisions set forth in this Section 5.1, the Company shall file, or cause to be filed, with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten business days of the date of this Agreement and the Company shall use, and shall cause each of its Associated Subsidiaries and Affiliates to use, all reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory authorities, to obtain any consent, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, no provision of this Agreement shall be construed as requiring the Company or any of the Associated Subsidiaries to make payments of any kind in order to obtain Consents.

     (b) Nonassignable Contracts. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assumed Contract or other commitment or asset if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of the Company or the Associated Subsidiaries thereunder. If any consent necessary to convey any Asset is not obtained or if an attempted assignment would be ineffective or would impair any party's rights under any such Assumed Contract or other Asset so that CNCO would not receive all such rights, then (x) the Company shall use commercially reasonable efforts (it being understood that such efforts shall not include any requirement of the Company or the Associated Subsidiaries or CNCO or the Investor to expend money or offer or grant any financial accommodation) to provide or cause to be provided to CNCO, to the extent permitted by law, the benefits of any such Assumed Contract or other Asset, and the Company shall promptly pay or cause to be paid to CNCO, when received, all moneys received by the Company or the Associated Subsidiaries with respect to any such Assumed Contract or other Asset and (y) in consideration thereof CNCO shall pay, perform and discharge on behalf of the Company and the Associated Subsidiaries debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, the Company shall take such other actions (at the expense of CNCO, as designated by the Investor) as may reasonably be requested by the Investor in order to place CNCO, insofar as reasonably possible, in the same position as if such Assumed Contract or other Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command are to inure to CNCO. If and when such consents and approvals are obtained, the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement.

     5.2 Conduct of the Business. (a) During the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as the Investor shall otherwise agree in writing in advance with respect to the Business, the Company covenants and agrees to, and shall cause the Associated Subsidiaries to, (i) conduct the Business in the ordinary and usual course in a manner consistent with past practice, (ii) use their best efforts to preserve intact its present business organization,
(iii) make available to the Investor the services of the officers and employees of the Business, (iv) preserve the good will and relationships with customers, suppliers and others having business dealings with the Business and (v) not take any action which would cause any of the representations and warranties of the Company in
Article III to be untrue or incorrect in any material respect as of the Closing. From December 31, 1997 through the Closing Date the Company will not, and will cause the Associated Subsidiaries not to
(i) declare, set aside or pay any dividends with respect to their respective capital stock, or redeem or otherwise acquire any of their respective capital stock or other securities (except for payments of cash dividends and redemptions for cash) or (ii) pay any indebtedness or accounts payable except for indebtedness or accounts payable of the Business to third parties in the ordinary course of business (it being expressly understood that no payments will be made on any intercompany notes).

     (b) During the period from the date of this Agreement to the Closing, except as otherwise provided for in this Agreement or
Section 5.2 of the Disclosure Schedule or as the Investor shall otherwise consent, the Company covenants and agrees that, with respect to the Business, it shall not, and it shall not permit its Associated Subsidiaries to:

          (i) other than (a) sales of products in the ordinary course of business, or (b) sales of obsolete plants and equipment in the ordinary course of business, sell, transfer, convey, assign or otherwise dispose of, or agree to sell, transfer, convey, assign or otherwise dispose of, any of its assets or properties, or suffer or permit the creation of any Encumbrance; other than in the ordinary course of business;

          (ii) other than (a) Commitments to distributors in the ordinary course of business consistent with past practice or
     (b) in the ordinary course of business consistent with past practice (x) take any action, or enter into or authorize any Commitment or transaction or (y) terminate, modify, amend or otherwise alter any material terms or provisions of any of its Commitments, except as expressly contemplated by this Agreement;

          (iii) abandon, sell, pledge, alter, amend or enter into any licensing or contractual arrangements with respect to any Intellectual Property Rights;

          (iv) fail to pursue the collection of receivables in the ordinary course of business, fail to discharge its payables in the ordinary course of business or otherwise make any material change in the course of dealing with customers or suppliers as a whole; or

          (v) agree or commit to any of the foregoing.

     5.3 Access. From the date hereof and prior to the Closing, the Company shall provide the Investor with such information as the Investor may from time to time reasonably request with respect to the Company and the Associated Subsidiaries and the transactions contemplated by this

Agreement, provide the Investor and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company, and the Associated Subsidiaries as the Investor may from time to time reasonably request, provided that the Company shall not be obligated to provide the Investor with any information which would violate (i) any law, rule or regulation or term of any Commitment, or (ii) any confidentiality provision of any contract, or if the provision thereof would adversely affect the ability of the Company or the Associated Subsidiaries to assert attorney client, attorney work product or other similar privilege. Notwithstanding the foregoing, the Investor shall have the absolute right to review any Commitment or other Assumed Contract.

     5.4 Permits. The Company agrees to use commercially reasonable efforts to assist the Investor in obtaining for CNCO all Permits required for the Business to the extent they cannot be transferred to CNCO pursuant to this Agreement. Notwithstanding the foregoing, the Investor shall have the right to direct the Company to forego one or more applications for Permits. The Company shall pay the costs of such Permits.

     5.5 Further Assurances. At any time after the Closing Date, the Company shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Investor and necessary for the Investor to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

     5.6 Associated Agreements. The Company and the Associated Subsidiaries covenant and agree that (i) they shall each enter into each of the Associated Agreements (as defined in Section 5.12) in a timely matter, (ii) they shall each perform their respective obligations pursuant to, and fully comply with the terms of, the Associated Agreements; and (iii) that the Investor is a third party beneficiary of the Associated Agreements; and (iv) that the Investor must approve any and all changes to the forms of Associated Agreements that are exhibits to this Agreement.

     5.7 No Default. Neither the Company nor the Associated Subsidiaries shall do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Commitment to which the Company or the Associated Subsidiaries are a party or by which any of them or their assets are bound or the Business are subject, the breach of which would have a Material Adverse Effect.

     5.8 Compliance with Laws. Through the close of business on the Closing Date, the Company shall, and shall cause the Associated Subsidiaries to, comply with all laws, statutes, regulations, rules and orders applicable to the Business or the operation of the Company or the Associated Subsidiaries, except where the failure to comply therewith, individually or in the aggregate, does not have a Material Adverse Effect.

     5.9 Supplemental Information. From time to time prior to the Closing, the Company will promptly disclose in writing to the Investor any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the Investor or which would render inaccurate any of the representations, warranties or statements set forth in Article III hereof. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

     5.10[Reserved].

     5.11[Reserved].

     5.12 Transitional Services. The Company agrees to provide transition management and administrative services ("Transitional Services") to CNCO for a period of up to 3 years pursuant to the Transitional Services Agreement substantially in the form of Exhibit
5.12 (the "Transitional Service Agreement"; the Transitional Services Agreement, together with the Like Kind Exchange Agreement (as defined in Section 7.8) and the Non-Competition Agreement (as defined in Section 7.4), are collectively referred to as the "Associated Agreements"). The Investor must approve any and all changes to the form of Transitional Services Agreement that is an exhibit to this Agreement.

     5.13  [Reserved]

     5.14 Employees. The Company agrees to cooperate with the Investor with respect to the Investor's making of employment offers to the employees of the Business on behalf of CNCO pursuant to
Section 10.1. Exhibit 5.14 sets forth a list of employees of the Business. The Company will provide the Investor by November 25, 1997 with a substituted Exhibit 5.14, setting forth a list of the employees of the Business as of the date hereof. At the request of the Investor, the Company will forward employment offers on behalf of the Investor to the employees of the Business. The Company will permit the Investor to discuss employment offers with employees of the Business during business hours and to make presentations to the employees of the Business during business hours. The Company agrees that beginning on the date of this Agreement until the second anniversary of the Transfer Date (as defined in Section 10.1) neither it nor any of its Affiliates or subsidiaries will directly or indirectly solicit any employees of CNCO with respect to employment, without the prior written consent of the Investor. However, nothing herein prevents the Company or its Affiliates from placing any general advertisements for employees or from hiring any employees of CNCO at any time who initiate employment discussions with the Company or its Affiliates or who respond to any general advertisement for employees placed by the Company or its Affiliates. During the period commencing on the date hereof through the Closing Date, the Company and the Associated Subsidiaries will not increase the compensation of employees of the Business, except that any employee receiving a merit based promotion in the ordinary course of business and resulting in increased responsibilities may receive a raise appropriate to reflect such employee's new position. Bonuses paid to employees of the Business for 1997 in amounts determined by the Company in the ordinary course of business shall be reflected in Net Liabilities of the Business for purposes of Section 1.3(f), and, unless CNCO consents otherwise, CNCO will pay such bonuses after the Closing Date. CNCO consents to the payment of such bonuses by the Company if the Closing Date is later than January 30, 1998.

     5.15 Amended Disclosure Schedule. The Company may provide an amended Disclosure Schedule, adding solely matters that have arisen since the date of this Agreement, to the Investor 48 hours prior to Closing; provided, however, that such amended Disclosure Schedule shall not affect any representation or warranty of the Company or any Associated Subsidiary or the obligation of the Company to satisfy the conditions to Closing set forth in Section 7.1. The purpose of the additions to the Disclosure Schedule shall solely be to provide the Investor with information for purposes of Section 7.1 below about the extent, if any, to which the Company's representations and warranties will not be true and correct as of the Closing, and any failure of the Company's representations and warranties to be true and correct as of the Closing disclosed by such additions shall not give rise to liability after the Closing if the Closing occurs.

     5.16 Insurance. The Company agrees to, and to cause the Associated Subsidiaries to, maintain existing insurance on the Business for the benefit of CNCO with respect to events happening on or prior to the Closing Date.

     5.17 Lenders' Consent. The Company agrees to obtain by three weeks from the date of execution hereof the consent of its lenders (the "Lenders' Consent") to the extent necessary to effect the transactions contemplated by this Agreement and the Associated Agreements.

     5.18 Vehicular Titles. The Associated Subsidiaries agree to provide the certificates transferring title to CNCO for all Assets which are motor vehicles (the "Vehicular Titles") on the Closing Date.

     5.19 UCC Termination Statements. The Associated Subsidiaries agree to deliver to CNCO on the Closing Date UCC termination statements, releases of mortgages and/or deeds of trust and any other documents as are necessary for the discharge of all Encumbrances (other than Permitted Encumbrances) affecting the Business or any other of the assets.

     5.20 Real Estate Conveyance Documents and Lease Assignments. The Associated Subsidiaries agree to deliver to CNCO on the Closing Date real estate conveyance documents and lease assignments, as applicable, with respect to all of the real property set forth on Sections 3.18 and 3.19, as applicable, of the Disclosure Schedule, as amended as of the Closing Date.


                             ARTICLE VI

                        Covenants of Investor

     The Investor hereby covenants and agrees with the Company:

     6.1 Cooperation by Investor. From the date hereof and prior to the Closing, the Investor shall use all reasonable efforts, and shall cooperate with the Company, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Company to effect the transactions contemplated hereby, and shall otherwise use all reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Without limiting the provisions set forth in this Section 6.1, the Investor shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten business days of the date of this Agreement, and the Investor shall use, and shall cause each of its Affiliates to use, all reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory authorities, to obtain any consent, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement.

     6.2 Preservation of Books and Records. For a period of (i) five years from the Closing Date with respect to Books and Records (as defined below) relating to litigation, Tax or environmental matters and (ii) three years from the Closing Date with respect to Books and Records relating to all other matters:

          (i) The Investor shall not dispose of or destroy any of the books and records of CNCO relating to periods prior to the Closing ("Books and Records") without first offering to turn over possession thereof to the Company by written notice to the Company at least 90 days prior to the proposed date of such disposition or destruction.

          (ii) The Investor shall allow the Company and its agents access to all Books and Records on reasonable notice and at reasonable times at the Investor's principal place of business or at any location where any Books and Records are stored, and the Company shall have the right, at their own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of the Investor's business and provided that the Company shall maintain the confidentiality of such Books and Records.

     6.3 Employees. The Investor agrees that for the period beginning as of the date hereof and ending on the second anniversary of the Transfer Date, without the prior written consent of the Company, neither it nor CNCO shall directly or indirectly solicit any employees of the Company with respect to employment other than persons employed by the Business at the Transfer Date. However, nothing herein prevents the Investor or CNCO from placing any general advertisement for employees or from hiring any employees of the Company at any time who initiate employment discussions with the Investor or CNCO or who respond to any general advertisement for employees placed by CNCO or the Investor.


                             ARTICLE VII

                Conditions to Investor's Obligations

     The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

     7.1 Representations, Warranties and Covenants of the Company and the Associated Subsidiaries. The Company and the Associated Subsidiaries shall have complied in all material respects with each of its agreements and covenants contained herein to be complied with on or prior to the Closing Date. All the representations and warranties of the Company and the Associated Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Associated Subsidiaries set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date (after giving effect to the closings pursuant to each of the Associated Agreements) as though made on and as of the Closing Date, with future tense references in Section 3.1 being deemed to be present tense references as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date; provided that this condition shall not be unsatisfied unless it would be unsatisfied if the representations and warranties of the Company and the Associated Subsidiaries in this Agreement were deemed to refer to the Business as defined in this Agreement and the "Business" as defined in the Transfer Agreement constituting a part of the Like Kind Exchange Agreement, taken as a whole, and the Disclosure Schedule is read to apply to such combination of both such Businesses. The Investor shall have received a certificate executed by or on behalf of the Company and the Associated Subsidiaries, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this
Section 7.1.

     7.2 Consents. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers by, or filing with, notice to or permit from governmental agencies or other persons that shall be required in order to enable the Investor to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, filings, notices or permits, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

     7.3 No Prohibitions. No statute, rule or regulation or order or decree of any court or governmental body shall be in effect which prohibits the Investor from consummating the transactions contemplated by this Agreement.

     7.4 Closing Documents. In addition to the other documents expressly referenced in this Article VII, the Company or its Affiliates shall have delivered or caused to be delivered the following closing documents or payments in form and substance satisfactory to the Investor:

     (a) the Associated Subsidiaries shall have executed and delivered (i) Bill of Sale, Assignment and Assumption substantially in the form of Exhibit 7.4(a) hereto and (ii) Trademark and Trade Name Assignments substantially in the form of Exhibit 7.4(b) hereto (the "Trademark and Trade Name Assignments").

     (b) American Publishing Management Services Inc. shall have executed and delivered the Transitional Services Agreement;

     (c)  the  Company   shall  have   executed   and   delivered  a
non-competition  agreement  with CNCO  substantially  in the form of
Exhibit 7.4(c) hereto (the "Non-Competition Agreement);

     (d) [Reserved];

     (e) simultaneously with the Closing, the Company shall have paid to CNCO an amount equal to the Estimated Net Cash Position;

     (f) [Reserved];

     (g) a copy of the resolution or resolutions duly adopted by the board of directors of the Company and each Associated Subsidiary authorizing the execution, delivery and performance of this Agreement and the Associated Agreements and the transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of such entity;

     (h) a certificate of the Secretary or an Assistant Secretary of the Company and each Associated Subsidiary as to the incumbency and signatures of the officers of each such entity executing this Agreement and the Associated Agreements;

     (i) certificates issued by the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of each of the Company and each Associated Subsidiary;

     (j) certificates issued by the Secretary of State of each jurisdiction in which the Company and each Associated Subsidiary is licensed or qualified to do business as a foreign corporation, as of a recent date, as to the good standing of each such entity;

     (k) copies of all governmental consents, approvals and filings which have been obtained by the Company pursuant hereto; and

     (l)  such  other   documents   relating  to  the   transactions
contemplated hereby and under the Associated Agreements as the Investor or its counsel may reasonably request.

     7.5 Opinion of Counsel. The Investor shall have received an opinion of Cravath, Swaine & Moore, counsel for the Company, substantially in the form of Exhibit 7.5-1 and the opinion of internal counsel of the Company in the form of Exhibit 7.5-2.

     7.6 Financing. The Investor shall have obtained (or the Company shall have obtained for the benefit of the Investor) either (i) financing of $350 million to complete the transactions contemplated hereby and provide for working capital for CNCO on substantially the terms set forth in the letters attached as Exhibit 4.5-1 or terms which are more favorable to the Investor or (ii) financing of $205 million to complete the transactions contemplated hereby and provide for working capital for CNCO on substantially the terms set forth in the letters attached as Exhibit 4.5-2 or terms which are more favorable to the Investor (it being understood that (x) in the case of either (i) or (ii) the Investor may choose to finance a higher portion of the amounts needed to complete the transactions contemplated hereby and provide for working capital for CNCO than the amounts specified in (i) or (ii), as the case may be, but that the inability to finance such higher amounts shall not cause a failure of the condition to closing set forth in this Section 7.6 and (y) in any event, the condition specified in this Section 7.6 will be satisfied if the financing referred to in clause (ii) is available to the Investor). In connection with the financing referred to in Exhibit 4.5-2, the Investor agrees (x) to cause the notice required by paragraph 1 of the Supplemental Commitment Letter contained in Exhibit 4.5-2 (the "Supplemental Commitment Letter") for that financing to be given on a timely basis and (y) to cause the conditions specified in paragraph 3.b(2) of the Supplemental Commitment Letter to be satisfied, and further agrees that the nonsatisfaction of the conditions specified in the foregoing clauses
(x) and (y) shall not be deemed to cause a failure of the condition specified in this Section 7.6 to be satisfied. The Investor further agrees that, for purposes of determining whether the condition in this Section 7.6 is satisfied, the determination of whether paragraph 3b(1) of the Supplemental Commitment Letter is satisfied shall take into account only (x) with respect to paragraph 3b(1)(i) of the Supplemental Commitment Letter, the amounts required to be paid by the Investor, CNCO or any Affiliate (at the Closing or at a later time in the ordinary course) pursuant to the transactions contemplated by this Agreement and the Associated Agreements, (y) with respect to paragraph 3b(1)(ii) of the Supplemental Commitment Letter, indebtedness that is an Assumed Liability, and (z) with respect to paragraph 3b(1)(iii) of the Supplemental Commitment Letter, not more than $20 million of the fees, costs, expenses and other amounts payable by the Investor, CNCO or any Affiliate in respect of the transactions contemplated by this Agreement and the Associated Agreements or the financing thereof or any services related thereto.

     7.7 [Reserved].

     7.8 Like Kind Exchange. Simultaneously with the Closing, the Investor and a subsidiary of the Company will close a like kind exchange (the "Like Kind Exchange") pursuant to a transfer agreement between American Publishing Company of Illinois ("APC-Illinois") and the Investor (the "Transfer Agreement"), the Exchange Agreement between APC-Illinois and Chicago Deferred Exchange Corporation (the "Exchangor") and the Qualified Exchange Trust Agreement among the Chicago Trust Company, the Exchangor and APC-Illinois substantially in the form set forth in Exhibit 7.8 (collectively, the "Like Kind Exchange Agreement"). The Investor must approve any and all changes to the form of any of the components of the Like Kind Exchange Agreement that is an exhibit to this Agreement.

     7.9 Lenders' Consent. The Lenders' Consent shall have been received.

                            ARTICLE VIII

               Conditions to the Company's Obligations

     The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

     8.1 Representations, Warranties and Covenants of Investor. The Investor shall have complied in all material respects with each of its agreements and covenants contained herein to be complied with on or prior to the Closing Date. All the representations and warranties of the Investor set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Investor set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date. The Company shall have received a certificate executed by or on behalf of the Investor, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 8.1.

     8.2 Consents. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions by, or filing with, notice to or permit from governmental agencies or other persons that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions, filings, notices or permits, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

     8.3 No Prohibitions. No statute, rule or regulation or order or decree of any court or governmental body shall be in effect which prohibits the Company from consummating the transactions contemplated by this Agreement.

     8.4 Closing Documents. In addition to the other documents expressly referenced in this Article VIII, the Investor or CNCO shall have delivered the following payments or closing documents in form and substance satisfactory to the Company:

     (a) simultaneously with the Closing, the Investor or CNCO shall have made the cash payments required under Sections 1.3(a) and (d) and shall have assumed the Assumed Liabilities;

     (b) a copy of the resolution or resolutions duly adopted by the board of directors of the Investor authorizing the execution, delivery and performance of this Agreement and the Associated Agreements and the transactions contemplated hereby and thereby;

     (c) CNCO shall have executed and delivered the Transitional Services Agreement and the Non-Competition Agreement;

     (d) a certificate of the Secretary, or an Assistant Secretary of the Investor as to the incumbency and signatures of the officers executing the Agreement;

     (e) certificates issued by the Secretary of State of Delaware as to the good standing of the Investor; and

     (f)  such  other   documents   relating  to  the   transactions
contemplated hereby or under the Associated Agreements as the Company or its counsel may reasonably request.

     8.5 Opinion of  Counsel.  The  Company  shall have  received an
opinion  of  Mayer,  Brown  &  Platt,   counsel  for  the  Investor,
substantially in the form of Exhibit 8.5.

     8.6 Lenders' Consent. The Lenders' Consent shall have been received.


                             ARTICLE IX

                  Termination, Amendment and Waiver

     9.1 Termination. This Agreement may be terminated by either party, by a written notice to the other parties, prior to Closing:

     (a) by the mutual written consent of the Company and the Investor;

     (b) by either the Investor or the Company if the Closing shall not have occurred on or before February 28, 1998; provided that this right to terminate shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the Closing not occurring;

     (c) by the Investor if the Lenders' Consent has not been received by three weeks from the date of execution hereof.

     9.2 Effect on Obligations. (a) Termination of this Agreement pursuant to this Article IX shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to the other party hereunder, except that Article XII shall remain in effect, and provided that neither anything herein nor the termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination.

     (b)  In the  event  of a  termination  by  the  Company  or the
Investor pursuant to Section 9.1, written notice thereof shall forthwith be given to the other party. In addition, the Investor shall return all documents and other material received from the Company or the Associated Subsidiaries relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Company and shall destroy all analyses, notes, reports, and other documents prepared in connection with the transactions contemplated by this Agreement and shall deliver to the Company a certificate signed by an officer of the Investor certifying as to such destruction.


                              ARTICLE X

                          Employee Matters


     10.1  Transferred  Employees.   Prior  to  the  date  on  which
employees of the Business are transferred to CNCO (the "Transfer Date", which date shall be the Closing Date or such later date as the parties shall mutually agree in accordance with Section 10.3), CNCO shall offer employment to each employee of the Business set forth on Exhibit 5.14 (other than any such employees whose employment has been terminated prior to the Transfer Date) and each other person so employed on the Transfer Date whose employment primarily relates to the Business (the "Employees") on such terms and conditions (including salary and benefit level) that are not materially less favorable (exclusive of any equity incentive compensation provided by the Company), when taken in the aggregate to the terms and conditions of the employee's employment with the Company or the Associated Subsidiaries, as the case may be, immediately prior to the Transfer Date. CNCO will give Employees credit for accrued but unpaid vacation pay, sick pay and holiday pay to the extent such pay is reflected in the Net Liabilities of the Business as of the Effective Date.

     10.2 Employee Benefits. CNCO shall recognize each Employee's prior service with the Company, the Associated Subsidiaries and all members of the Company's controlled group within the meaning of
Section 414(b), (c), (m), and (o) of the Internal Revenue Code of 1986, as amended (the "Code") for all purposes (other than benefit accrual under a defined benefit plan) under each employee benefit plan, policy or arrangement of CNCO. The Company and the Associated Subsidiaries shall retain, and be solely responsible for, all benefits and compensation payable to or with respect to Employees, or other employees of the Associated Subsidiaries, with respect to services performed, and claims incurred, in each case, prior to the Closing Date under any welfare plan, pension plan, deferred compensation plan, stock based plans, employee benefit pension plans (as defined in ERISA) or any other plans, agreements, policies or arrangements related to compensation, severance or other employee benefits and all liabilities with respect to such plans, agreements, policies or arrangements prior to the Closing Date. For purposes of this Section, disability claims are incurred on the date on which the disability was incurred or, in the case of a disability which is not incurred on a single, identifiable date, the date on which the disability was diagnosed; medical and dental services are incurred when an individual is provided with medical or dental care; death benefit claims are incurred at the time of death of the insured notwithstanding any other provision of any welfare benefit plan to the contrary. The Company and the Associated Subsidiaries shall be responsible for all qualifying events under Part 6 of Title I of ERISA and Section 4980B of the Code ("COBRA") and COBRA claims incurred under the welfare plans of the Company and the Subsidiaries on or before the Transfer Date.

     10.3 Severance Claims. The Company and the Associated Subsidiaries shall be responsible for any claim of severance by a person who refuses CNCO's offer of employment made in accordance with Section 10.1 hereof pursuant hereto. CNCO shall be responsible for any claim of severance made by any person who accepts such offer of employment, who becomes an employee of CNCO and whose employment is thereafter terminated. CNCO shall reimburse the Company and the Associated Subsidiaries for any payments made in respect of severance to any person who does not accept CNCO's offer of employment pursuant hereto but who is employed by CNCO or a subsidiary or Affiliate within one year after the Transfer Date.

     10.4 WARN Act Liability. The Company and the Associated Subsidiaries shall be responsible for any claims or liabilities relating to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 (the "WARN Act") which arise in connection with the Business or the Employees prior to the Closing Date (whether or not filed prior to the Closing Date) or arise as a result of the transactions contemplated by this Agreement (exclusive of any action taken by or on behalf of CNCO after the Closing).

     10.5 Undue Hardship to the Investor. Notwithstanding anything to the contrary herein, if taking the actions required pursuant to
Section 10.1 prior to the Closing Date, in the judgment of the Investor and the Company as mutually and reasonably agreed, would be impracticable or would cause undue hardship to CNCO, the Investor or any of their Affiliates or subsidiaries then (i) compliance with
Section 10.1 shall not be required on the Closing Date and (ii) the Employees shall remain employees of the Company and its subsidiaries, as applicable, until such date as it becomes practicable for CNCO to comply with Section 10.1; provided that the Transfer Date may be no later than 90 days following the Closing Date. Without duplication of any other provision of this Agreement, if the Transfer Date is not the Closing Date, CNCO shall indemnify, defend and hold harmless the Company and its subsidiaries, and their officers, directors, employees, advisors, agents and representatives (except to the extent any such person is an Employee, in which case this indemnification shall not apply to such person) from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, settlements, Taxes, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' and accounting fees and disbursements (including, but not limited to, all administrative costs and expenses incurred as a result of the Employees remaining employees of the Company or its subsidiaries after the Closing Date) (including those relating to the enforcement of this indemnity)
related to Employees which arise between the Closing Date and the Transfer Date as a result of the fact that the Transfer Date was not the Closing Date; provided that CNCO shall not be required to make any indemnification in connection with liabilities and obligations relating to severance which arise prior to the Transfer Date or with respect to any Employee to the extent he or she is not an employee of the Business between the Closing Date and the Transfer Date. No deductible shall apply to CNCO's indemnification obligation under this Section 10.5. Without limiting the foregoing, if the Transfer Date is not the Closing Date, the Company shall deliver to CNCO as promptly as practicable after the Transfer Date a statement itemizing all costs, expenses and obligations of any kind whatsoever with respect to Employees, including all compensation and benefits costs and Taxes related thereto but specifically excluding severance costs and liabilities, incurred by the Company and the Associated Subsidiaries between the Closing Date and the Transfer Date. CNCO shall pay the amount set forth in such statement, unless it is disputed, to the Company in immediately available funds within three
(3) business days after receiving such statement. Disputes as to such amount shall be resolved by the Accounting Firm.

                             ARTICLE XI

                    Survival and Indemnification

     11.1  Survival.  All  of  the  representations  and  warranties contained in this Agreement or in any certificates delivered pursuant to this Agreement will survive the Closing (except for
Section 3.14, which shall not survive the Closing) and continue in full force and effect (i) in the case of the representations and warranties contained in Sections 3.1, 3.2, 3.8(a), 3.21, 4.1 and 4.2, indefinitely, (ii) in the case of representations and warranties contained in Section 3.20 until the third anniversary of the Closing Date, and (iii) in the case of any other representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement, until eighteen months following the Closing Date; provided, however, that if a written claim for a breach of any representation or warranty is made before the expiration thereof, such representation or warranty shall be deemed to survive indefinitely for purposes of that claim. The covenants and agreements contained in this Agreement or in any certificates delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect indefinitely except for the covenants contained in Sections 5.2, 5.7 and 5.8, which shall survive the Closing and remain in full force and effect until eighteen months following the Closing Date.

     11.2 Indemnification by the Company and the Associated Subsidiaries. Subject to the limitations of this Section 11.2 and the conditions and provisions of Section 11.4, the Company and the Associated Subsidiaries agree to indemnify, defend and hold harmless the Investor, CNCO and their respective officers, directors, employees, agents, advisors, representatives and Affiliates (collectively, "CNCO Indemnitees") from and against any and all demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, settlements, Taxes, claims, judgments, damages, liabilities, costs and expenses, including interest, penalties, reasonable attorneys' and accounting fees and disbursements and costs of investigation (including those relating to the enforcement of this indemnity) ("CNCO Damages"), asserted against, imposed upon or incurred by any CNCO Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) any Retained Assets or Retained Liabilities,
(ii) any  nonfulfillment of any
agreement on the part of the Company or the Associated Subsidiaries contained herein, or (iii) any breach of representation or warranty on the part of the Company or the Associated Subsidiaries contained herein. Breaches are to be determined for these purposes without regard to any materiality, Material or Material Adverse Effect standard or qualifier set forth in any representation or warranty, covenant or certificate; provided that such materiality, Material and Material Adverse Effect qualifiers shall apply to (i) any obligation to list matters on the Disclosure Schedule where the representation or warranty specifies that only Material matters are to be so listed and (ii) Sections 3.7, 5.7 and 5.8. Notwithstanding the foregoing, the Company will not have any obligation to indemnify the Investor from and against any CNCO Damages with respect to breaches of representations and warranties or of the covenant set forth in Section 5.2 except to the extent that CNCO Damages arising from any breaches of representations and warranties of this Agreement and the Like Kind Exchange Agreement or of the covenants set forth in Section 5.2 of this Agreement or the corresponding section of the Like Kind Exchange Agreement, taken together, are equal to or are greater than $1,000,000 (the "Deductible"), whereupon the Company shall pay the Investor for all such CNCO Damages in excess of the Deductible. The Deductible shall not apply except as specifically provided in the preceding sentence, and the circumstances under which the Deductible shall not apply include (w) breaches of Section 3.8(a), (x) breaches of covenants or obligations hereunder other than Section 5.2, (y) Retained Assets or Retained Liabilities or (z) adjustments pursuant to Section 1.3. Recovery pursuant to indemnification for Retained Liabilities shall be for any and all CNCO Damages even if (i) the facts giving rise to such indemnification may also give rise for a claim of breach of the representation and warranties of this Agreement or the Like Kind Exchange Agreement or (ii) facts relating to such Retained Liability appear on the Disclosure Schedule. In addition to any indemnification of any CNCO Indemnitee pursuant to this Section 11.2, such CNCO Indemnitee shall be entitled to its rights and remedies pursuant to this Agreement, and otherwise at law or in equity.

     11.3 Indemnification by CNCO and the Investor. Subject to the limitations of this Section 11.3 and the conditions and provisions of Section 11.4, CNCO and the Investor agree to indemnify, defend and hold harmless the Company and the Associated Subsidiaries, and their officers, directors, employees, agents, advisors, representatives and Affiliates (collectively, "Company Indemnitees") from and against any and all demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, settlements, Taxes, claims, judgments, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' and accounting fees and disbursements and costs of investigation (including those relating to the enforcement of this indemnity) ("Company Damages"), asserted against, imposed upon or incurred by any Company Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) all liabilities and obligations of CNCO relating to or arising out of the conduct of the Business or the use of the Assets following the Closing or the Assumed Liabilities following the Closing or (ii) nonfulfillment of any agreement on the part of the Investor or CNCO contained herein. In addition to any indemnification of any Company Indemnitee pursuant to this Section 11.3, such Company Indemnitee shall be entitled to its rights and remedies pursuant to this Agreement, and otherwise at law or in equity.

     11.4 Matters Involving Third Parties. The party or parties making a claim for indemnification under this Article XI shall be for the purposes of this Agreement referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article XI shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article XI shall be asserted and resolved as follows:

          (i) In the event that (x) any claim, demand or action is asserted or instituted by any person other than the parties to this Agreement or their Affiliates which could give rise to CNCO Damages or Company Damages, as applicable, for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim or demand or action, a "Third Party Claim" or (y) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or action and the amount or estimated amount thereof, provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the CNCO Damages or Company Damages, as applicable, for which the Indemnifying Party is obligated to be greater than such CNCO Damages or Company Damages, as applicable, would have been had the Indemnified Party given the Indemnifying Party prompt notice (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or action) (a "Claim Notice").

          (ii) Except as provided below, in the event of a Third Party Claim, the Indemnifying Party shall be entitled to control the defense of such Third Party Claim and to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or action (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnified Party (except as provided below and except for any fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or action which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or action in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. The Indemnifying Party shall not be entitled to assume control of the defense of a Third Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party (provided that such counsel is reasonably acceptable to the Indemnifying Party) if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would reasonably be likely to be materially detrimental to the Indemnified Party's reputation or business, (iii) the claim seeks an injunction or equitable relief against the Indemnified Party or
     (iv) the claim involves liabilities under environmental laws that require remedial action at facilities that were transferred pursuant to this Agreement, in which case the Indemnified Party shall have control and management authority over the resolution of such claims, including hiring environmental consultants and conducting environmental investigations and cleanups; provided that the Indemnified Party shall keep the Indemnifying Party apprised of any major developments relating to any such environmental claim and provided further that, in the case of any of (i) through (iv) above, (x) the Indemnified Party shall not agree to any stipulation to or the entry of a court order that adversely affects the Indemnifying Party without the Indemnifying Party's consent and (y) the Indemnifying Party shall have the right to retain counsel of its choice at its own expense and participate in the defense of the Third Party

     Claim, in which case the third sentence of this Section 11.4(ii) shall be fully applicable. No Third Party Claim (regardless of whether the Indemnifying Party has assumed control of such Third Party Claim or such Third Party Claim falls into any of the categories set forth in (i) through (iv) above) may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article XI.

     11.5 Environmental Remedies. The Investor shall not be entitled to indemnification for a breach of Section 3.20 if the condition, event or circumstance that gave rise to such breach was discovered as a result of a Phase II or other intrusive environmental sampling, testing or investigation (collectively, "Environmental Tests") at any of the facilities of the Business that are transferred to CNCO except for Environmental Tests undertaken (i) to respond to, investigate, or otherwise remediate environmental conditions that could reasonably be expected to create an imminent and substantial endangerment to the health, safety and welfare of the employees of CNCO, the public or the environment; (ii) in response to an inquiry, request, claim or demand by a governmental entity or (iii) in connection with a possible sale of all or part of CNCO or its assets. For purposes of this Section 11.5, the Business shall include the Relinquished Property.


                             ARTICLE XII

                            Miscellaneous

     12.1 Expenses. The Company, on the one hand, and the Investor, on the other hand, shall pay all costs and expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated hereby, including without limiting the generality of the foregoing, fees and expenses of its financial consultants, accountants and counsel. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing recordation or other Taxes, if any, incident to the transfer of the Assets to CNCO or which may be imposed or assessed as a result of the transactions contemplated hereby and all of the expenses relating to obtaining any governmental permits, licenses and authorizations, approvals, exemptions, certificates or similar instruments or documents which are necessary for the conduct of the Business immediately after the Closing Date shall be paid by the Company; provided that the Investor shall pay all of the expenses relating to the qualification of CNCO to do business in such foreign jurisdictions as are necessary or desirable for the conduct of the Business immediately after the Closing Date.

     12.2 Exclusive Agreement; No Third-Party Beneficiaries. This Agreement (including the Disclosure Schedule and all Exhibits hereto) constitute the sole understanding of the parties with respect to the subject matter hereof. Any disclosure in the Disclosure Schedule shall expressly not be deemed to constitute an admission by the Company or to otherwise imply that any such matter is Material for the purposes of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.3 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Delaware or of the United States sitting in the State of Delaware. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party to this Agreement will maintain at all times a duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court and, if its fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in Section 12.8, with such service deemed effective on the fifteenth day after the date of such mailing.

     Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

     12.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by the Company and may not be assigned by the Investor without the prior written consent of the Company and any such assignment in violation of this provision shall be null and void, except that the Investor may, at its election, assign this Agreement to an Affiliate so long as (a) the representations and warranties of the Investor made herein are equally true of such assignee and (b) such assignment does not have any adverse consequences to the Company or any of its Affiliates (including, without limitation, any adverse Tax consequences or any adverse effect on the ability of the Company to timely consummate the transactions contemplated hereby), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve the Investor of any of its obligations under this Agreement. Such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Investor," and agreeing to be jointly and severally liable with the Investor and any other assignee for all of the obligations of the assignor hereunder.

     12.5 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall give the other party notice in advance of such issuance.

     12.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     12.7 Refunds. The Company shall be entitled to any refunds or credits of Taxes for any Taxable period (or portion thereof) ending on or prior to the Closing Date. CNCO shall be entitled to any refunds or credits of Taxes for any Taxable period (or portion thereof) beginning after the Closing Date.

     12.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by overnight courier or by registered or certified mail, postage prepaid:

     (a) If to the Company, to     Hollinger International Inc.
                                   401 North Wabash Avenue
                                   Chicago, IL 60611
          Attention:               Vice President and General Counsel
          Telecopy:                (312) 321-0629

         with a copy to:           Cravath, Swaine & Moore
                                   Worldwide Plaza
                                   825 Eighth Avenue
                                   New York, NY 10019
         Attention:                William P. Rogers, Jr.
         Telecopy:                 (212) 474-3700

         and with a copy to:       Hollinger Inc.
                                   10 Toronto Street
                                   Toronto, Ontario, Canada M5C 2B7
         Attention:                Vice President and General Counsel
         Telecopy:                 (416) 364-2088

     (b) If to the Investor, to:   Liberty Group Publishing, Inc.
                                   c/o Leonard Green & Partners, L.P.
                                   11111 Santa Monica Boulevard
                                   Suite 2000
                                   Los Angeles, California 90025
         Attention:                Kenneth L. Serota
         Telecopy:                 (310) 954-0404

         with a copy to:           Leonard Green & Partners, L.P.
                                   11111 Santa Monica Boulevard
                                   Suite 2000
                                   Los Angeles, California 90025
         Attention:                Peter J. Nolan
         Telecopy:                 (310) 954-0404
         and with a copy to:       Mayer, Brown & Platt
                                   190 South LaSalle Street
                                   Chicago, Illinois 60603
         Attention:                Scott J. Davis
         Telecopy:                 (312) 701-7711

     or at such other address for a party as shall be specified by like notice.

     12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     12.10 Interpretation. For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Section, paragraph, Exhibit and Schedule references are to the Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; (iv) the word "or" shall not be exclusive; and (v) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     12.11 Amendment. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     12.12 Extension; Waiver. At any time the parties may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder shall not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     12.13 Captions. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms

     12.14 Further Assurances. Following the Closing, CNCO, the Company and each Associated Subsidiary shall each from time to time at the other's reasonable request and without further consideration execute and deliver to the other such additional instruments of transfer and conveyance and take such action as may be reasonably requested in order better to assure, convey and confirm to CNCO all of the Associated Subsidiaries' right, title, interest in and all benefits of and to the Assets to be assigned, conveyed and transferred hereunder.

                            ARTICLE XIII

        Limited Guarantee of Green Equity Investors II, L.P.

     13.1 Limited Guarantee. Green Equity Investors II, L.P. ("GEI II"), which shall be a party to this Agreement solely for purposes of this Section 13.1 and Section 12.3, guarantees, subject to the limitations provided below, the obligations of the Investor under this Agreement and the Associated Agreements to the extent that such obligations are to be performed on the Closing Date; provided that GEI II's obligations hereunder shall be limited to the payment of money not to exceed $150 million and shall terminate at the Closing and provided further that GEI II's obligations hereunder shall be further reduced to the extent GEI II makes payments under Section 21 of the Transfer Agreement (it being understood that GEI II shall in no event be responsible for more than $150 million in the aggregate under this Article XIII and Section 21 of the Transfer Agreement). GEI II agrees to be bound by the provisions of Section 12.3 of this Agreement with respect solely to its promises in this Section 13.1.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                   INVESTOR:

                                   LIBERTY GROUP PUBLISHING, INC.,

                                     By:   /s/ Peter J. Nolan
                                        -----------------------
                                        Name:  Peter J. Nolan
                                        Title: President


                                   CNCO:

                                   LIBERTY GROUP OPERATING, INC.,

                                     By:   /s/ Gregory J. Annick
                                        -------------------------
                                        Name:  Gregory J. Annick
                                        Title: Secretary


                                   COMPANY:

                                   HOLLINGER INTERNATIONAL INC.,

                                     By:   /s/ J. A. Boultbee
                                        -----------------------
                                        Name:  J. A. Boultbee
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                   APAC-90, INC.,

                                     By:   /s/ J. A. Boultbee
                                        -----------------------
                                        Name:  J. A. Boultbee
                                        Title: Vice President


                                   AMERICAN PUBLISHING (1991) INC.,

                                     By:   /s/ J. A. Boultbee
                                        -----------------------
                                        Name:  J. A. Boultbee
                                        Title: Vice President

                                   APAC-95, INC.,

                                     By:   /s/ J. A. Boultbee
                                        ------------------------
                                        Name:  J. A. Boultbee
                                        Title: Vice President

          In witness whereof, the undersigned have executed this Agreement as of the date hereof solely for the purposes evidencing its obligations pursuant to Section 12.3 and Article XIII hereof.

                                   GUARANTOR:

                                   GREEN EQUITY INVESTORS II, L.P.

                                   By:  Grand Avenue Capital Partners L.P.
                                        its sole general partner

                                   By:  Grand Avenue Capital Corporation
                                        its sole general partner

                                   By:   /s/ Gregory J. Annick
                                        --------------------------
                                        Name:  Gregory J. Annick
                                        Title: President

                              EXHIBIT A


        ALL OF HOLLINGER'S PUBLICATIONS AND PRINTING PRESSES
         IN THE FOLLOWING LOCATIONS (OTHER THAN THOSE OWNED
             BY AMERICAN PUBLISHING COMPANY OF ILLINOIS
             AND THE ASSETS SET FORTH IN EXHIBIT 1.1(B))



CALIFORNIA                    MISSOURI                 ILLINOIS
  Yreka                       Camdentown                Benton
 Mt. Shasta                     Rolla                   Chester
  Taft                         St. James              Christopher
                              Waynesville               Herrin
ARIZONA                       Greenfield                Marion
 Globe                         Neosho                 Murphysboro
                              Boonville               West Frankfort
NEW YORK                      Brookfield                Fairbury
 Hornell                      Chillicothe              Livingston
  Bath                        Kirksville               Norris City
Dansville                        Macon                   Pontiac
Penn Yan                       Marceline                 Gallatia
Tonawanda                       Mexico                    Ridgway
 Canisteo                      Monroe City             Shawneetown
Herkimer                       Osage Beach
Little Falls                    Carthage               MICHIGAN
 Catskill                        Malden                 Cheybogan
Saugerties                                                Ionia
Wellsville                     MINNESOTA              Sault Ste. Marie
Canajoharie                    Crookston
                                                        ARKANSAS
PENNSYLVANIA                     KANSAS                Heber Springs
 Honesdale                     Leavenworth                Helena
  Sayre                          Atchison                Stuttgart
  Kane                           Augusta                 Newport
Punxsutawney                      Derby
 Ridgway                         El Dorado
St. Mary's                      McPherson
 Corry
 Milton                           IOWA
Titusville                      Charles City
Warren
Waynesboro

                           EXHIBIT 1.1(b)

                           RETAINED ASSETS

1.   4 Goss Community Press units stored at Little Falls, New York.

2.   Upper former for Goss folder located at Tonawanda, New York.

3.   The  right  to  refunds  of  all  Taxes  described  in  Section
     1.2(b)(i).

4. The names "Hollinger" and "American Publishing Company" and all derivatives thereof.

                             EXHIBIT 3.6


                        FINANCIAL STATEMENTS

              164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

                 (a group of publishing businesses owned by
              American Publishing Company or its subsidiaries)

                       Combined Financial Statements

                (With Independent Auditors' Report Thereon)

PEAT MARWICK LLP

Peat Marwick Plaza
303 East Wacker Drive
Chicago, IL 60601-5255


                        Independent Auditors' Report


The Board of Directors
Hollinger International Inc.:

We have audited the accompanying combined statements of net assets of 164 Publications of American Publishing Company, a group of publishing businesses owned by American Publishing Company or its subsidiaries (the "Business"), a wholly-owned subsidiary of Hollinger International Inc., as of September 30, 1997 and December 31, 1996 and 1995, and the related combined statements of operations and changes in net assets and cash flows for the nine-month period ended September 30, 1997 and years ended December 31, 1996 and 1995. These combined financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net assets of the Business as of September 30, 1997 and December 31, 1996 and 1995, and the results of their operations and their cash flows for the nine-month period ended September 30, 1997 and years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.


                              /s/  KPMG Peat Marwick LLP


Chicago, Illinois
November 6, 1997

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Combined Statements of Net Assets

(Dollars in thousands)


                                       September 30,    December 31,
                       Assets             1997        1996        1995
Current assets:
   Cash and cash equivalents           $  1,775     $  1,768     $  1,929
   Accounts receivable, net of
       allowance for doubtful
       accounts of $994 in 1997,
       $1,022 in 1996 and $968 in
       1995                              10,131       10,619       10,243
   Inventories                            2,100        1,611        3,461
   Prepaid expenses and other
       current assets                       476          259          258
                                       --------     --------     --------
Total current assets                     14,482       14,257       15,891
Property, plant and equipment, net
   of accumulated depreciation           20,904       21,552       21,992
Intangible assets, net of
   accumulated amortization of
   $63,227 in 1997, $60,108 in
   1996, and $55,725 in 1995             75,645       77,165       82,287
Total assets                           $ 11,031     $112,974     $120,170
                                       ========     ========     ========
     Liabilities and Net Assets
Current liabilities:
   Current portion of long-term
       liabilities                          393          627          899
   Accounts payable                       1,523        1,204        1,781
   Accrued expenses                       2,488        2,016        1,788
  Deferred revenue                        4,362        4,329        4,139

Total current liabilities                 8,766        8,176        8,607

Long-term liabilities, less
   current portion                          906        1,152        1,724
Deferred income taxes                     1,219          666        2,894

Total liabilities                        10,891        9,994       13,225

Net assets                              100,140      102,980      106,945

Total liabilities and net assets       $111,031     $112,974     $120,170
                                       ========     ========     ========

See accompanying notes to combined financial statements.

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Combined Statements of Operations and Changes in Net Assets

(Dollars in thousands)


                                        Nine months ended       Years ended
                                          September 30          December 31
                                        1997        1996      1996       1995
                                               (unaudited)
Revenues:
  Advertising                       $  50,780   $  49,304  $  66,816  $  60,255
  Circulation                          16,694      16,542     22,004     19,058
  Job printing                          5,186       5,707      7,716      7,019
  Other                                   599         740      1,006      1,035
----------------------------------- ---------   ---------  ---------  ---------
                                       73,259      72,293     97,542     87,367
----------------------------------- ---------   ---------  ---------  ---------
Operating costs and expenses:
  Operating costs                      40,448      42,590     56,531     52,418
  General and administrative            8,415       7,857     10,626      9,331
  Management fees paid to APC           1,868       1,805      2,422      2,162
  Amortization                          3,119       3,286      4,383      4,172
  Depreciation                          2,401       2,598      3,471      3,118
  Interest                              7,955       8,240     10,968     11,195
----------------------------------- ---------   ---------  ---------  ---------
Total operating costs and expenses     64,206      66,376     88,401     82,396
----------------------------------- ---------   ---------  ---------  ---------
Earnings before income taxes            9,053       5,917      9,141      4,971

Income taxes                            3,906       2,630      4,006      2,338
----------------------------------- ---------   ---------  ---------  ---------
Net earnings                            5,147       3,287      5,135      2,633

Net assets, beginning of period       102,980     106,945    106,945     96,355

Transfer (to) from APC, net            (7,987)     (5,021)    (9,100)     7,957
----------------------------------- ---------   ---------  ---------  ---------
Net assets, end of period           $ 100,140   $ 105,211  $ 102,980  $ 106,945
=================================== =========   =========  =========  =========

See accompanying notes to combined financial statements.

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Combined Statements of Cash Flows

(Dollars in thousands)


                                          Nine months ended    Years ended
                                            September 30       December 31
                                          -----------------   ---------------
                                            1997     1996      1996      1995
                                           ------   -------   -------   ------
                                                  (unaudited)
Cash flows from operating activities:
  Net earnings                           $  5,147  $  3,287  $  5,135  $  2,633
  Adjustments to reconcile net earnings
  to net cash provided by operating
  activities:
    Amortization                            3,119     3,286     4,383     4,172
    Depreciation                            2,401     2,598     3,471     3,118
  Changes in assets and liabilities,
  net of acquisitions:
    Accounts receivable                       488        22      (376)   (1,391)
    Inventories                              (489)    1,654     1,850    (1,969)
    Prepaid expenses and other current
    assets                                   (217)     (270)       (1)       17
    Accounts payable                          319      (651)     (577)      548
    Accrued expenses                          472       302       228       159
    Deferred revenue                           33       (24)      190       602
---------------------------------------- --------  --------  --------  --------
Cash provided by operating activities      11,273    10,204    14,303     7,889
---------------------------------------- --------  --------  --------  --------
Investing activities:
  Purchase of property, plant and
  equipment                                (1,332)   (2,537)   (3,081)   (2,255)
  Proceeds from sales of assets                35       414       342        29
  Acquisitions, net of cash acquired       (1,502)   (1,781)   (1,781)  (12,680)
---------------------------------------- --------  --------  --------  --------

Cash used in investing activities          (2,799)   (3,904)   (4,520)  (14,906)
---------------------------------------- --------  --------  --------  --------

Financing activities:
  Payments on long-term liabilities          (480)     (761)     (844)     (754)
  Transfer (to) from APC, net              (7,987)   (5,021)   (9,100)    7,957
---------------------------------------- --------  --------  --------  --------

Cash provided by (used in) financing
activities                                 (8,467)   (5,782)   (9,944)    7,203
---------------------------------------- --------  --------  --------  --------

Net increase in cash and cash equivalents       7       518      (161)      186

Cash and cash equivalents, at beginning
of period                                   1,768     1,929     1,929     1,743
---------------------------------------- --------  --------  --------  --------

Cash and cash equivalents, at end of
period                                   $  1,775  $  2,447  $  1,768  $  1,929
======================================== ========  ========  ========  ========

See accompanying notes to combined financial statements.

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Notes to Combined Financial Statements
(Dollars in thousands)


(1)    Description of Business and Summary of Significant Accounting Policies

   (a)  Description of Business

   The 164 Publications of American Publishing Company (the "Business") represent a portion of the small and mid-size daily and weekly newspapers owned by American Publishing Company or its subsidiaries ("APC"), a wholly-owned subsidiary of Hollinger International Inc. ("HII"). The Business is located in 11 states with the largest concentration of newspapers being in the Midwest. Raw materials, mainly newsprint and ink, are readily available, and the Business is not dependent on a single or limited number of suppliers. Customers range from individual subscribers to local and national advertisers. No individual customer accounts for a significant percentage of revenues.

   (b)  Basis of Presentation

   The accompanying combined financial statements represent all of the net assets and associated revenues, expenses, and cash flows of the Business assuming that the Business, currently part of APC, was organized for all periods as a separate legal entity. Intercompany transactions between entities comprising the Business have been eliminated. Certain net assets of the Business are to be transferred to a separate legal entity under an agreement in principle described in Note 10.

   The September 30, 1996 combined statements of operations and changes in net assets and cash flows are unaudited but include, in the opinion of management of the Business, all adjustments, consisting only of normal recurring items, necessary for a fair presentation of such financial statements.

   The Business maintains its own cash only for certain daily expenses; principal operating cash disbursements are paid by APC on behalf of the Business. Such cash disbursements, interest, income taxes, and related-party transactions are paid by APC and are reflected as a change in the net activity with APC.

   APC has historically provided certain services to the Business, including accounting, payroll administration, tax services, consulting assistance on operational issues and financial reporting. The cost of providing such services is recovered by APC by allocating to the Business a management fee using a percentage of revenue method. In the opinion of management of the Business, such management fee is representative of the cost of performing such services.

   As the Business' operations represent a portion of APC, the operations of the Business have been financed through, and the assets of the Business have been pledged as security for borrowings of, APC. The Business' interest expense principally representsan allocation of APC's interest expense (calculated as APC's weighted average interest rate of 10.44%, 10.45% and 10.46 for the nine months ended September 30, 1997 and years ended December 31, 1996 and 1995, respectively, applied to the average balances of the net assets of the Business for each respective period.) Subsequent to completion of the transactions described in Note 10, the Business is expected to have a capital structure different thatn that in the accompanying combined statements of net assets and accordingly, interest expense is not necessarily indicative of the interest expense that the Business would have incurred as a separate independent entity.

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Notes to Combined Financial Statements
(Dollars in thousands)

       Details with respect to the transfers (to) from APC, net, follow:


                                           September 30,   December 31
                                                1997      1996      1995

Cash transferred to APC                      $(54,815) $(71,581) $(63,406)
Cash disbursements by APC on behalf of the
Business                                       32,848    44,983    55,520
Current income tax liabilities                  4,157     4,108     2,486
Management fees                                 1,868     2,422     2,162
Interest                                        7,955    10,968    11,195
-------------------------------------------  --------  --------  --------
                                             $ (7,987) $ (9,100) $  7,957
===========================================  ========  ========  ========

   (c)  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (d)  Inventories

   Inventories consist principally of newsprint which is valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) or moving-average method.

   (e)  Property, Plant and Equipment

   Property, plant and equipment is recorded at cost. Routine maintenance and repairs are expensed as incurred.

   Depreciation is calculated under the straight-line method over the estimated useful lives, principally 25 years for buildings and improvements and 5 to 10 years for machinery and equipment. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

   (f)  Intangible Assets

   Intangible assets consist principally of circulation-related assets, noncompetition agreements with former owners of acquired newspapers, and the excess of acquisition costs over estimated fair value of net assets acquired (goodwill). The fair market vallue of intangible assets purchased is determined primarily through the use of independent appraisals. Amortization is calculated using the straight-line method over the respective estimated useful lives ranging from 30 years for circulation related assets, 3 to 15 years for noncompetition agreements, and 40 years for goodwill.

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

   The Business assesses the recoverability of its long-lived assets, such as property, plant and equipment and intangible assets whenever events or changes in business circumstances indicate the carrying amount of the assets, or related group of assets, may not be fully recoverable. Factors leading to impairment include a combination of historic losses, anticipated future losses and inadequate cash flow. Any writedown is reported with other income in the combined statement of operations and changes in net assets. The assessment of recoverability is based on management's estimate. If undiscounted operating cash flows do not exceed the net book value of the long-lived assets, then a permanent impairment has occurred. The Business would record the difference between the net book value of the long-lived asset and the fair value of such asset as a charge against income in the combined statement of operations and changes in net assets if such a difference arose.

   (g)  Revenue Recognition

   Circulation revenue, which is billed to the customers at the beginning of the subscription period is recognized on a straight-line basis over the term of the related subscription. Advertising revenue is recognized upon publication of the advertisements. The revenue for job printing is recognized upon delivery.

   (h)  Income Taxes

   The Business represents a business unit of APC and as such does not file separate income tax returns. The income tax provision included in the accompanying combined statements of operations and changes in net assets has been computed as if the Business were a separate company.

   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Current income taxes are reflected as a decrease of transfers to APC as APC is responsible for the payment of income tax liabilities. State income taxes are computed utilizing a blended state rate of 5%, which is net of Federal income tax benefit.

   (i)  Cash and cash equivalents

   Cash and cash equivalents represent cash and highly liquid certificates of deposit with a maximum term at origination of three months or less.

(2)  Acquisitions

   During the nine-month period ended September 30, 1997, and the years ended December 31, 1996 and 1995, the Business acquired certain newspaper businesses for $1,502, $1,781 and $12,680. Using the purchase method of accounting, the purchase prices were allocated to the assets and liabilities acquired based on their estimated fair values. The excess of the purchase prices over the estimated fair value of the tangible and identifiable intangible assets acquired (goodwill) was $1,016, $1,369 and $4,396 for the nine-month period ended September 30, 1997, and the years ended December 31, 1996 and 1995, respectively. Results of the acquired newspaper businesses have been included in combined statements of operations and net assets since the date of acquisition.

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Notes to Combined Financial Statements

(Dollars in thousands)


(3)  Property, Plant and Equipment

   Property, plant and equipment consisted of the following:


                               September 30,  December 31
                                    1997     1996     1995

Land                              $ 2,117  $ 1,955  $ 1,954
Buildings and improvements         13,807   13,386   12,544
Machinery and equipment            19,669   18,826   18,454
Furniture and fixtures             10,269    9,456    8,076
------------------------------    -------  -------  -------
                                  $45,862  $43,623  $41,028

Less accumulated depreciation      24,958   22,071   19,036
------------------------------    -------  -------  -------
                                  $20,904  $21,552  $21,992
==============================    =======  =======  =======

(4)  Intangible Assets

   Intangible assets consisted of the following:



                                September 30,     December 31
                                     1997       1996       1995

Non-compete agreements            $ 28,646   $ 28,646   $ 28,526
Subscriber lists                    50,741     50,741     50,741
Advertiser lists                    21,214     21,214     21,214
Goodwill                            38,271     36,672     37,531
------------------------------    --------   --------   --------
                                   138,872    137,273    138,012

Less accumulated amortization       63,227     60,108     55,725
------------------------------    --------   --------   --------
                                  $ 75,645   $ 77,165   $ 82,287
==============================    ========   ========   ========

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY
Notes to Combined Financial Statements

(Dollars in thousands)


(5)  Accrued Expenses

   Accrued expenses consisted of the following:



                          September 30,   December 31
                              1997       1996     1995

Accrued payroll              $  933    $  818    $  727
Accrued vacation                310       330       339
Accrued bonus                   580       520       392
Accrued realty tax              136        79        90
Accrued other                   529       269       240
-------------------------    ------    ------    ------
                             $2,488    $2,016    $1,788
=========================    ======    ======    ======


(6)  Long Term Liability

   The long term liability represents amounts due under non-interest-bearing non-compete agreements through 2004.

   The aggregate amount of principal payments at September 30, 1997 are as follows:


1998                              $  393
1999                                 267
200                                  217
2001                                 113
2002                                  73
Thereafter                           236
-----------------------------------------
                                  $1,299
=========================================

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Notes to Combined Financial Statements

(Dollars in thousands)

(7)   Income Taxes

      Income tax expense for the periods shown below consists of:

                                        Current    Deferred     Total
Nine months ended September 30, 1997:
  U.S. Federal                          $ 3,630       (251)     3,379
  State and local                           527       --          527
                                        $ 4,517       (251)     3,906
Nine months ended September 30, 1996
(unaudited):
  U.S. Federal                          $ 2,373        (79)     2,294
  State and local                           336       --          336
                                        $ 2,709        (79)     2,630
Year ended December 31, 1996:
  U.S. Federal                          $ 3,599       (102)     3,497
  State and local                           509       --          509
                                        $ 4,108       (102)     4,006
Year ended December 31, 1995:
  U.S. Federal                          $ 2,186       (148)     2,038
  State and local                           300       --          300
                                        $ 2,486       (148)     2,338

     Income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to earnings before income tax expense as a result of the following:

                                            Nine months
                                               ended          Years Ended
                                            September 30      December 31
                                            -------------     -------------
                                            1997     1996     1996     1995
                                                 (unaudited)
Computed "expected" tax expense            $3,169    2,071    3,199    1,740
Increase in income taxes resulting from:
  Amortization of goodwill                    258      258      344      344
  State and local income taxes                479      301      463      254
                                           $3,906    2,630    4,006    2,338

164 PUBLICATIONS OF AMERICAN PUBLISHING COMPANY

Notes to Combined Financial Statements

(Dollars in Thousands)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at 1997, 1996 and 1995 are presented below:

                                       September 30,  December 31
                                            1997     1996     1995
Deferred tax assets:
  Accounts receivable, principally due
   to allowance for doubtful accounts $ 397 409 387 Compensated absences, principally due to accrual for financing reporting
   purposes                                  124      132      135
Total gross deferred tax assets              521      600      522

Less valuation allowance                    --       --       --

Net deferred tax assets                      521      600      522

Deferred tax liabilities:
  Intangible assets, principally due to
   differences in basis and
   amortization                            1,340    1,266    2,514
  Property, plant and equipment,
   principally due to differences in
   depreciation                              400     --        902
Total gross deferred tax liabilities       1,740    1,266    3,416
Net deferred tax liability                $1,219      666    2,894

(8)    Employee Benefit Plans

     The Business sponsors a noncontributory (defined contribution) retirement savings plan for all employees satisfying minimum service requirements as defined in the plan. The Business did not make any contributions to the plan during 1997, 1996 or 1995.

(9)    Financial Instruments

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, may not represent actual values of the financial instruments that could be realized in the future.

     The carrying value of all financial instruments at September 30, 1997 and December 31, 1996 and 1995 approximated their estimated fair values.

(10)   Transfer of Assets (Unaudited)

     APC and its ultimate parent, HII have entered into an agreement in principle with LGP Holdings Inc. and Green Equity Investors II, L.P., a limited partnership (the "Investor"), to purchase the Business from a limited liability company ("CNCO") to be formed by HII and into which the Business will be transferred.

                            EXHIBIT 4.5-1


               COMMITMENT AND HIGHLY CONFIDENT LETTERS

                            EXHIBIT 4.5-2


                    ALTERNATIVE COMMITMENT LETTER

                            EXHIBIT 5.12


                   TRANSITIONAL SERVICES AGREEMENT

===========================================================================








                      TRANSITIONAL SERVICES AGREEMENT


                               by and between


                AMERICAN PUBLISHING MANAGEMENT SERVICES INC.


                                    and


                       LIBERTY GROUP OPERATING, INC.






===========================================================================

                    This TRANSITIONAL SERVICES AGREEMENT (the "Transitional
               Services Agreement") is entered into as of this [ ] day of [ ], 1998 by and between AMERICAN PUBLISHING MANAGEMENT SERVICES INC. a corporation organized and existing under the laws of the state of Delaware ("APMS"), and LIBERTY GROUP OPERATING, INC., a Delaware corporation ("CNCO"; the term CNCO shall include all subsidiaries of CNCO unless the context provides otherwise). CNCO and APMS are sometimes hereinafter collectively referred to as the "Parties".


                            W I T N E S S E T H:


          WHEREAS, HOLLINGER INTERNATIONAL INC., a Delaware corporation (the "Company"), APAC-90 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC-90"), AMERICAN PUBLISHING
(1991) INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("AP-91"), APAC-95 INC., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APAC-95"), LIBERTY GROUP PUBLISHING, INC., a Delaware Corporation (the "Investor"), GREEN EQUITY INVESTORS II, L.P., a Delaware limited partnership (the "Guarantor") and CNCO have entered into an Asset Purchase Agreement dated as of November 21, 1997 (the "Asset Purchase Agreement") relating to the sale to CNCO of substantially all of the assets and the assumption of certain liabilities of certain community newspapers and other publications (the "Business") as further identified in Exhibit A to such Asset Purchase Agreement.

          WHEREAS, AMERICAN PUBLISHING COMPANY OF ILLINOIS, a Delaware corporation and an indirect wholly owned subsidiary of the Company ("APC Illinois") (APC Illinois, APAC-90, AP-91 and APAC-95 collectively, the "Subsidiaries"), CNCO, the Company, APAC-90, AP-91 and APAC- 95 have entered into an Asset Purchase Agreement dated as of November 21, 1997 (the "Illinois Asset Purchase Agreement") relating to the sale to CNCO of substantially all of the assets and the assumption of certain liabilities of certain community newspapers and other publications (the "Illinois Business") (the Business and the Illinois Business together, the "Transferred Business") as further identified in Schedule 1 to such Illinois Asset Purchase Agreement.

          WHEREAS, CNCO is interested in purchasing certain Services (as defined in Section 1.04) from APMS, a subsidiary of the Company which was responsible for providing such Services to the Subsidiaries prior to the date hereof, during a transition period from the date hereof.


          NOW, THEREFORE, the Parties, intending to become legally bound, hereby agree as follows:


                                 ARTICLE I

                                Definitions

          For the purposes of this Transitional Services Agreement, the following terms shall have the definitions hereinafter specified:

          SECTION 1.01. "APMS" shall mean American Publishing Management Services Inc. and any of its subsidiaries that perform the Services.

          SECTION 1.02. "CNCO" shall mean Liberty Group Operating, Inc. and its subsidiaries unless the context requires otherwise.

          SECTION 1.03. "Parties" shall mean APMS and CNCO, collectively (and each individually, a "Party").

          SECTION 1.04. "Service" or "Services" shall mean those services described on Schedule A hereto or otherwise provided by APMS pursuant to
Section 2.01.

          SECTION 1.05. "Subsidiaries" shall mean APC Illinois, APAC-90, AP-91 and APAC-95, collectively, as well as all subsidiaries of such entities.

          SECTION 1.06. "Transitional Services Agreement" shall mean this contract between the Parties and all schedules hereto.

          Except as otherwise defined in this Transitional Services Agreement, all terms, the first letters of which are capitalized, shall have the meanings assigned to them in the Asset Purchase Agreement or the Illinois Asset Purchase Agreement, as the case may be.

                                 ARTICLE II

                         Agreement to Sell and Buy

          SECTION 2.01. (a) Provision of Services. APMS shall provide to CNCO, the Services listed and described on Schedule A hereto. In addition, APMS shall furnish to CNCO such other services ("Other Services") as CNCO may reasonably request and to which APMS shall reasonably agree. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A. Other Services shall be provided on such terms as the Parties may mutually agree, subject to the terms and conditions of this Transitional Services Agreement. Unless otherwise agreed by the Parties, the Services shall be performed by APMS for CNCO in a manner that is substantially the same as the manner in which such Services were generally performed by APMS for the Subsidiaries prior to the date of this Transitional Services Agreement and CNCO shall use such Services for substantially the same purposes and in substantially the same manner as the Subsidiaries had used such Services prior to the date hereof.

          (b) Use of Services. APMS shall be required to provide Services only to CNCO in connection with its conduct of the Transferred Business and such other newspapers and similar publications as CNCO may acquire. Notwithstanding the foregoing, CNCO shall not be required to provide any Services or Other Services with respect to any business conducted by CNCO other than its newspaper publishing business, which includes shoppers and total market coverage publications. CNCO shall not resell any Services or Other Services to any person whatsoever or permit the use of the Services or Other Services by any person other than in connection with the conduct of business in the ordinary course of CNCO and its subsidiaries.

          (c) Relationship of Parties. APMS shall act under this Transitional Services Agreement solely as an independent contractor and not as an agent of CNCO. Employees or agents of APMS rendering services to CNCO pursuant to this Transitional Services Agreement shall not be deemed employees or agents of CNCO. APMS shall retain the exclusive right of control with respect to such persons.

          (d) Right to Shut Down. APMS shall have the right to shut down temporarily for maintenance purposes the operation of the facilities providing any Service or Other Service whenever in its judgment, reasonably exercised, such action is necessary. If the maintenance is non-scheduled, CNCO shall be notified that maintenance is required. APMS shall give CNCO as much advance notice of any such shutdown as is practicable. Where feasible, this notice shall be given in writing. Where written notice is not feasible, oral notice shall be given and promptly confirmed in writing. APMS shall be relieved of its obligations to provide Services or Other Services during the period that its facilities are so shut down but shall use reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the conduct of the Transferred Business by the CNCO.

          SECTION 2.02. (a) National Classified Advertising Program. CNCO shall participate in the program pursuant to which individual publications owned by the Company's subsidiaries sell national classified advertising (the "National Classified Advertising Program") on the same basis as the publications which comprise the Transferred Business participated in such National Classified Advertising Program prior to the Closing Date. CNCO's participation in the National Classified Advertising Program and the Services provided by APMS described in item D.3. of Schedule A with respect thereto shall constitute Services for purposes of this Transitional Services Agreement.

          (b) AdQuest Advertising. APMS and CNCO shall jointly negotiate an extension of the term of APMS's agreement with AdQuest relating to the placement of classified advertising on the Internet if APMS and CNCO mutually agree that such joint negotiation would be in the Parties respective best interests.

          SECTION 2.03. Mutual Cooperation. The Parties shall cooperate with each other in connection with the performance of any Services or Other Services hereunder and the transition at the end of the term of this Transitional Services Agreement, including, without limitation, by making available on a timely basis all information which is reasonably requested with respect to the performance of Services and Other Services hereunder. CNCO shall make available on a timely basis to APMS all information and materials reasonably requested by APMS to enable it to provide the Services and Other Services. CNCO shall give APMS reasonable access, during regular business hours and at such other times as are reasonably required, to the premises on which CNCO conduct business for the purposes of providing Services and Other Services. During the term of this Agreement, for six months following the expiration of this Transitional Services Agreement and in connection with the year end audit for the year that this Transitional Services Agreement expires, the Parties shall make available to each other on a timely basis all information with respect to the performance of Services and Other Services hereunder which is reasonably requested.

          SECTION 2.04. Books and Records. APMS shall keep books and records of the Services and Other Services provided and reasonable supporting documentation of all out-of-pocket costs incurred in connection with providing such Services and Other Services, and shall make such books and records available to CNCO, upon reasonable notice, during normal business hours.


                                ARTICLE III

                   Fees; Payment; Independent Contractor

          SECTION 3.01. Fees. APMS will provide the Services to CNCO at Cost. "Cost" means a dollar amount equal to (x) APMS's annual cost to operate its Marion, Illinois administrative office, exclusive of costs (including employee costs) related to services which are not of the types not provided hereunder, multiplied by (y) a ratio (the "Ratio") equal to
(i) the number of newspapers and other publications having daily circulation owned by CNCO on the Closing Date, after giving effect to the transactions contemplated by the Equity Purchase Agreement, divided by (ii) the number of newspapers and other publications having daily circulation owned by American Publishing Company (directly or indirectly) immediately prior to the Closing; provided that Cost shall be adjusted for (i) changes in the number of newspapers and other publications owned by CNCO, as the parties shall mutually agree and (ii) changes (not in excess of 10% per year) in the employee and other costs to APMS of providing the Services and the Other Services. In addition, to the extent that APMS agrees to provide any Other Services, the fee, for such Other Services shall be as mutually agreed to by APMS and CNCO. Notwithstanding the foregoing, APMS shall retain the right to charge payroll fees ("Payroll Fees") on behalf of CNCO to each location based upon the number of employees at such location who are paid via direct deposit in accordance with the schedule of fees then in effect with respect to the Subsidiaries. Such Payroll Fees shall be paid directly to CNCO or a subsidiary thereof. In addition, CNCO shall reimburse APMS, within 30 days after the receipt of any invoice therefor and presentation of any such supporting documentation that CNCO may reasonably request, for (i) any and all non-salary expenses related to training newspaper staff in sourcing co-op advertising as described in item D.1. of Schedule A if such training is requested by CNCO and (ii) any reasonable out-of-pocket traveling expenses (including reimbursement for economy class travel and accommodations) incurred at CNCO's request by employees of APMS in the course of performing Services or Other Services hereunder during or any time after the first calendar month which commences more than 90 days after the date hereof. Notwithstanding anything to the contrary herein, the fee for the classified advertising consulting Services provided by Dennis Wade described in item D.2. of Schedule A shall be $300 per day plus reasonable expenses.

          SECTION 3.02. Payment. Itemized statements will be rendered each month by APMS to CNCO for Services and Other Services delivered during the preceding month, and each such statement shall set forth in reasonable detail a description of such Services and Other Services and the amounts charged therefor. The amounts due under each invoice shall be paid in full within 30 days after the date thereof and such payment shall be accompanied by a copy of the applicable invoice. Statements not paid within such 30-day period shall be subject to late charges for each month or portion thereof the statement is overdue, calculated as the lesser of the following:

          (i) the then current prime rate offered by The First National Bank of Chicago, plus one percentage point, or

          (ii) the maximum rate allowed by applicable law.

Notwithstanding the foregoing, if an invoice is disputed in good faith and APMS receives prompt written notice of such dispute, late charges pursuant to clauses (i) and (ii) above shall not begin to accrue until such dispute is resolved.

          SECTION 3.03. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS TRANSITIONAL SERVICES AGREEMENT, THE SERVICES AND OTHER SERVICES AND GOODS TO BE PURCHASED UNDER THIS TRANSITIONAL SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. APMS DOES NOT MAKE ANY WARRANTY THAT ANY SERVICE OR OTHER SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

          SECTION 3.04. Taxes. All payments by CNCO to APMS under this Transitional Services Agreement shall be grossed-up by CNCO to cover any sales tax or similar tax ("Taxes") (but excluding any tax based upon the net income of APMS) payable with respect to the provision by APMS of Services, and APMS shall be solely responsible for paying any such Taxes to the appropriate Governmental Authority.


                                 ARTICLE IV

                        Term of Particular Services

          SECTION 4.01. (a) Term of Services. The provision of Services shall commence on the date hereof and, with respect to each Service and Other Service, shall terminate on the third anniversary of the date hereof; provided, however, that: (i) CNCO may cancel any Service or Other Service upon 90 days' written notice and (ii) APMS may cease to provide any Service or Other Service upon 60 days' written notice to CNCO if APMS ceases to provide such Service or Other Service to the Company's subsidiaries, divisions and business units; provided that APMS may not provide such notice of its intent to cease providing any Service or Other Service hereunder until one year from the date hereof. Notwithstanding the foregoing, APMS may cease to provide the classified advertising consulting Services of Dennis Wade to CNCO at any time if Mr. Wade ceases to be employed by APMS.

          (b) Return of Books and Records. Upon the termination of a Service or Other Service with respect to which CNCO holds books, records or files, including, but not limited to, current and archived copies of computer files, owned by CNCO and used by APMS in connection with the provision of a Service to CNCO, APMS shall return all of such books, records or files as soon as reasonably practicable. APMS shall bear all costs and expenses associated with the return of such documents. At its own expense, APMS may make a copy of such books, records or files for its legal files.


                                 ARTICLE V

                                  Benefits


          SECTION 5.01. Savings Plan. Prior to the Transfer Date, CNCO shall have established a defined contribution plan within the meaning of Section 3(34) of the Employment Retirement Income Security Act of 1974, as amended (the "CNCO 401k Plan"), which is substantially similar in all material respects to the American Publishing Retirement Savings Plan (the "AP 401k Plan"), for the benefit of employees of CNCO, including the Employees, after the Transfer Date. Effective as of the Transfer Date (i) APMS shall cause the Employees to cease participation in the AP 401k Plan and (ii) the Employees who were eligible to participate in the AP 401K Plan immediately prior to the Transfer Date shall become participants in the CNCO 401k Plan. Employees participating in the CNCO 401k Plan shall be vested in such CNCO 401k Plan to the same extent that they were vested under the AP 401k Plan immediately prior to the Transfer Date. Employees who receive an eligible rollover distribution within the meaning of Section 402(f) of the Internal Revenue Code of 1986, as amended (the "Code"), including a direct rollover distribution (within the meaning of Section 401(a)(31) of the Code, and regulations thereunder) from the AP 401k Plan shall be permitted to make a rollover contribution to the CNCO 401k Plan. To the extent that an Employee is eligible to make a rollover contribution of a direct rollover distribution (within the meaning of Section 401(a)(31) of the Code and the regulations thereunder) from the AP 401k Plan to the CNCO 401k Plan, such rollover contribution may include promissory notes for loans made to such Employee under the terms of the AP 401k Plan. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the management and administration of the CNCO 401K Plan and such Other Services with respect to the CNCO 401K Plan as APMS and CNCO may agree upon, subject to the provisions of this Transitional Service Agreement. APMS and CNCO shall cooperate in good faith to expedite the creation of the CNCO 401k Plan.

          SECTION 5.02. Medical and Dental Benefits. Effective as of the date immediately following the Transfer Date, (i) APMS shall cause the Employees to cease coverage under and participation in the American Publishing Group Health Plan and the underlying insurance policy or policies (the "AP Health Plan") and the other health plans and the underlying insurance policies held in the names of the community newspapers and other publications which comprise the Transferred Business which apply to Employees not covered by the AP Health Plan (the "Other Health Plans") and (ii) CNCO shall establish (a) health care plans (the "CNCO Health Plans") substantially similar in all material respects to the AP Health Plan and the Other Health Plans to cover Employees (and their eligible dependents) who were covered by the AP Health Plan and the Other Health Plans, as applicable, prior to the Transfer Date on the substantially same basis and subject to substantially the same conditions that would have applied to such Employees (and their dependents) absent the transactions contemplated by the Equity Purchase Agreement, the Transfer Service Agreement and the related documents and (b) a corresponding Code Section 125 plan or plans. The CNCO Health Plans shall waive any waiting period requirement and any pre-existing condition and actively-at-work exclusions (but only to the extent that Employees were not subject to such requirements and exclusions prior to the Transfer Date) and shall provide that any expenses incurred on or before the Transfer Date under the AP Health Plan or the Other Health Plans, as applicable, shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the corresponding CNCO Health Plans. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the management and administration of the CNCO Health Plans and such Other Services with respect to the CNCO Health Plans as APMS and CNCO may agree upon, subject to the provisions of this Transitional Services Agreement. Notwithstanding the foregoing, APMS shall not be required to provide any Services with respect to the CNCO Health Plans if such CNCO Health Plans are not with the same health care provider or providers and insurance carrier or carriers which covered the Employees participating in the AP Health Plan prior to the Transfer Date unless and until the Parties mutually agree on services to be provided, in which case such services shall be treated as Other Services for purposes of this Transitional Services Agreement.

          SECTION 5.03. Disability Coverage. Effective as of the date immediately following the Transfer Date (i) APMS shall cause the Employees to cease coverage under and participation in (x) the Fortis Long-Term Disability Plan and the underlying insurance policy or policies and (y) the American Publishing Short Term Disability Plan and the underlying insurance policy or policies and (ii) CNCO shall establish (x) a long-term disability plan (the "CNCO Long- Term Disability Plan") which provides coverage to Employees which is substantially similar in all material respects to the coverage they received under the Fortis Long-Term Disability Plan and (y) such other short-term disability plan or plans as it deems appropriate, if any, (the "CNCO Short-Term Disability Plan"). CNCO shall use its commercially reasonable efforts to ensure that no Employee shall be subject to any waiting period or pre-existing condition exclusion with respect to coverage under the CNCO Long-Term Disability Plan which would not have applied absent his or her transfer of employment to CNCO. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the management and the administration of the CNCO Long-Term Disability Plan and such Other Services with respect to the CNCO Long-Term Disability Plan as APMS and CNCO may agree upon, subject to the provisions of this Transitional Services Agreement. APMS will not be required to provide any services in connection with (i) the CNCO Long-Term Disability plan if Fortis is not the insurance provider under such plan and (ii) the CNCO Short-Term Disability Plan, if any, unless and until the Parties mutually agree on services to be provided, in which case such services shall be treated as Other Services for purposes of this Transitional Services Agreement.

          SECTION 5.04. Life Insurance. Effective as of the date immediately following the Transfer Date (i) APMS shall cause the Employees to cease coverage under and participation in the American Publishing Life Insurance Plan and the underlying insurance policy or policies and (ii) CNCO shall establish a life insurance plan (the "CNCO Life Insurance Plan") which provides coverage to Employees (and their eligible dependents) which is substantially similar in all material respects to the coverage they received under the American Publishing Life Insurance Plan. CNCO shall use its commercially reasonable efforts to ensure that no Employee shall be subject to any waiting period with respect to such coverage under such CNCO Life Insurance Plan which would not have applied absent his or her transfer of employment to CNCO. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain services in connection with the management and the administration of the CNCO Life Insurance Plan described in Schedule A hereto and such Other Services with respect to the CNCO Life Insurance Plan as APMS and CNCO may agree upon, subject to the provisions of this Transitional Services Agreement.

          SECTION 5.05 Other Insurance. Effective as of the date immediately following the Transfer Date, (i) APMS shall terminate all current policies of liability, fire, extended coverage, fidelity, fiduciary, workers' compensation and other forms of insurance in force as of the Transfer Date covering the Transferred Business (the "APMS Insurance Policies") and (ii) CNCO shall obtain such insurance policies (the "CNCO Insurance Policies") with respect to the Transferred Business as it deems advisable; provided that CNCO shall cause the Employees to be covered under a workers' compensation policy on the same basis and subject to substantially the same conditions that would have applied to such Employees absent the transactions contemplated by the Equity Purchase Agreement, the Transfer Agreement and the other documents referred to herein and therein. Effective as of the date immediately following the Transfer Date, APMS shall provide CNCO with certain Services described in Schedule A hereto in connection with the administration of the CNCO Insurance Policies and such Other Services with respect to the CNCO Insurance Policies as APMS and CNCO shall agree upon, subject to the provisions of this Transitional Services Agreement. Notwithstanding the foregoing, APMS shall not be required to provide any Services with respect to the CNCO Insurance Policies if such policies are not with the same insurance carriers which provided coverage to the Transferred Business under the APMS Insurance Policies prior to the Transfer Date unless and until the Parties mutually agree on services to be provided, in which case such services shall be treated as Other Services for purposes of this Transitional Services Agreement.

          SECTION 5.06. Indemnification. Notwithstanding anything to the contrary herein, all claims for indemnification and other claims relating to any matter covered in Article V of this Transitional Services Agreement shall be governed by the terms of the Transfer Agreement.


                                 ARTICLE VI

                               Force Majeure

          SECTION 6.01. Force Majeure. APMS shall not be liable for any interruption of Service or Other Service, delay or failure to perform under this Transitional Services Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including but not limited to any strikes, lock-outs or other labor difficulties, acts or any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, APMS's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. APMS will promptly notify CNCO, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, APMS will use commercially reasonable efforts to resume its performance with the least possible delay.


                                ARTICLE VII

                                Liabilities

          SECTION 7.01. Consequential and Other Damages. APMS shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service or Other Service hereunder, including but not limited to, loss of profits, business interruptions and claims of customers.

          SECTION 7.02. Limitation of Liability. In any event, the liability of APMS with respect to this Transitional Services Agreement or anything done in connection herewith, including but not limited to the performance or breach hereof, or from the sale, delivery, provision or use of any Service or Other Service or product provided under or covered by this Transitional Services Agreement, whether in contract, tort (including negligence or strict liability) or otherwise, shall not exceed the fees previously paid to APMS by CNCO in respect of the Service or Other Service from which such liability flows.

          SECTION 7.03. Release and Indemnity. Except as specifically set forth in this Transitional Services Agreement, CNCO hereby releases APMS, its employees, agents, officers and directors ("APMS Indemnitees") and agrees to indemnify and hold harmless APMS, its employees, agents, officers and directors, from any and all claims, demands, complaints, liabilities, losses, damages (other than special, indirect, incidental or consequential damages of APMS Indemnitees) and all costs and expenses arising from or relating to the use of any Service or Other Service or product provided hereunder by CNCO or any person using such product or Service pursuant to
Section 3.06 of this Transitional Services Agreement to the extent not arising from the gross negligence or willful misconduct of APMS. APMS represents and warrants that it has all necessary right and authority to provide the Services and Other Services to CNCO hereunder.

                                ARTICLE VIII

                                Termination

          SECTION 8.01. Termination. This Transitional Services Agreement shall terminate on the earliest to occur of (i) the third anniversary of the Transfer Date, (ii) the date on which the provision of all Services and Other Services have terminated or been canceled pursuant to Section 4 and
(iii) the date on which this Transitional Services Agreement is terminated pursuant to Section 8.02.

          SECTION 8.02. Breach of Transitional Services Agreement. If either of the Parties shall cause or suffer to exist any breach of any of its obligations under this Transitional Services Agreement, including but not limited to any failure to make payments when due, and said Party does not cure such default within 10 business days after receiving written notice thereof form the non-breaching Party, the non-breaching Party may terminate this Transitional Services Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

          SECTION 8.03. Sums Due. In the event of a termination of this Transitional Services Agreement, APMS shall be entitled to all outstanding amounts due from CNCO up to the date of termination.

          SECTION 8.04. Effect of Termination. Sections 3.04, 4.01(b), 6.01, 7.01, 8.03 and 9.01 and this Section 8.04 shall survive any termination of this Transitional Services Agreement.


                                 ARTICLE IX

                               Miscellaneous

          SECTION 9.01. Notices. All notices or other communications made in connection with this Transitional Services Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given (i) two business days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after it is sent by overnight courier, in every case, addressed as follows:

                  (i)   If to CNCO:

                        Liberty Group Operating, Inc.
                        c/o Leonard Green & Partners, L.P.
                        11111 Santa Monica Boulevard
                        Suite 2000
                        Los Angeles, CA 90025
                        Telecopy: (310) 954-0404
                        Attention: Peter J. Nolan
                                   Kenneth L. Serota

                        with a copy (which shall not
                          constitute notice) to:

                        Mayer, Brown & Platt
                        190 South LaSalle Street
                        Chicago, IL 60603
                        Telephone: (312) 701-7111
                        Attention: Scott J. Davis, Esq.

                  (ii)  If to APMS:

                        American Publishing Management Services Inc.
                        606 North Van Buren
                        Marion, IL 62959
                        Telecopy: (618) 997-4018
                        Attention: Roland McBride

                        with copies (which shall not
                          constitute notice) to:

                        Hollinger Inc.
                        10 Toronto Street
                        Toronto, Ontario M5C 2B7
                        Canada
                        Attn:  Vice President and General Counsel
                        Facsimile Number: (416) 364-2088

                        Cravath, Swaine & Moore
                        Worldwide Plaza
                        825 8th Avenue
                        New York, New York 10019
                        Attn:  William P. Rogers, Esq.
                        Facsimile Number: (212) 474-3700
or, in each case, at such other address as may be specified in writing to the other Parties hereto. Any Party may give notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

          SECTION 9.02. Headings. The headings contained in this Transitional Services Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Transitional Services Agreement.

          SECTION 9.03. Schedules. All schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Transitional Services Agreement as if set forth in full herein. Capitalized terms used in any schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Transitional Services Agreement or in the Transfer Agreement, as applicable.

          SECTION 9.04. Entire Agreement. This Transitional Services Agreement and the other agreements, including the Transfer Agreement, referred to herein and therein constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

          SECTION 9.05. Counterparts. This Transitional Services Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          SECTION 9.06. Governing Law. This Transitional Services Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the state of Delaware, without giving effect to the conflict of laws rules thereof.

          SECTION 9.07. Governing Law; Consent to Jurisdiction. This Transitional Services Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. All disputes, litigation, proceedings or other legal actions by any Party to this Transitional Services Agreement in connection with or relating to this Transitional Services Agreement or any matters described or contemplated in this Transitional Service Agreement shall be instituted in the courts of the State of Delaware or of the United States sitting in the State of Delaware. Each Party to this Transitional Service Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Transitional Services Agreement. Each Party to this Agreement will maintain at all times a duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided in Section 9.01, with such service deemed effective on the fifteenth day after the date of such mailing. Each Party to this Transitional Services Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Transitional Services Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Transitional Services Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware and any claim that any proceeding under this Transitional Services Agreement brought in any such court has been brought in an inconvenient forum.

          SECTION 9.08. Binding Effect. This Transitional Services Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

          SECTION 9.09. Assignment. This Transitional Services Agreement shall not be assignable by any Party without the prior written consent of other Parties; provided that (a) CNCO may assign this Transitional Services Agreement to (i) the Investor and (ii) its permitted assigns under the Equity Purchase Agreement and (b) APMS may delegate performance of all or any part of its obligations under this Transitional Services Agreement to
(i) any subsidiary of APMS and (ii) third parties to the extent such third parties are routinely used to provide such Services to other businesses of the Company, provided, further, that, in each case, no such delegation shall in any way affect APMS's obligations under this Transitional Services Agreement. Any purported assignment in violation of this Section 9.07 shall be void.

          SECTION 9.10. No Third Party Beneficiaries. Except as provided in
Section 7.02 with respect to release and indemnity, nothing in this Transitional Services Agreement shall confer any rights upon any person or entity other than CNCO and APMS and each such Party's respective successors and permitted assigns.

          SECTION 9.11. Amendment; Waivers, etc. No amendment, modification or discharge of this Transitional Services Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

          SECTION 9.12. Severability. If any provision of this Transitional Services Agreement or the other agreements, including the Transfer Agreement, referred to herein or therein, or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

          SECTION 9.13. (a) Confidentiality. Except as otherwise provided in this Transitional Services Agreement, APMS will, and will cause its affiliates (and their respective officers, employees, accountants, counsel, financial advisors and other representatives to whom they disclose such information) to hold in strict confidence and not use or disclose all confidential and proprietary information relating to CNCO in the possession of APMS or to which APMS is given access without the prior written consent of CNCO and (b) CNCO will, and will cause its affiliates (and their respective officers, employees, accountants, counsel, financial advisors and other representatives to whom they disclose such information) to hold in strict confidence and not use or disclose all confidential and proprietary information relating to APMS in the possession of CNCO or to which CNCO is given access that is not information that relates solely to CNCO without the prior written consent of APMS. Notwithstanding anything herein to the contrary, the provisions of this
Section 9.13 shall not apply to the disclosure by any Party hereto or their respective affiliates of any information, documents or materials (i) which are, or become, publicly available, other than by reason of a breach of this Section 9.13 by the disclosing party or by any subsidiary or any affiliate of the disclosing party, (ii) received from a third party not bound by any confidentiality requirement with the other Parties hereto,
(iii) required by applicable law to be disclosed by such Party, or (iv) necessary to establish such Party's rights under this Transitional Services Agreement, the Transfer Agreement, the Equity Purchase Agreement or any other agreement or document referred to herein or therein; provided that, in the case of clauses (iii) and (iv), the person intending to make disclosure of confidential information will promptly notify the Party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such Party a reasonable opportunity to prevent such public disclosure.

          (b) Title to Data. CNCO acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by APMS, by reason of APMS's provision of the Services provided hereunder. APMS agrees that all records, data, files, input materials and other information received or computed for the benefit of CNCO and which relate to the conduct of the Transferred Business are the property of CNCO.

          IN WITNESS WHEREOF, the Parties have executed this Transitional Services Agreement as of the date first written above.

                                   AMERICAN PUBLISHING MANAGEMENT
                                   SERVICES INC.

                                      by
                                        -----------------------------
                                        Name:
                                        Title:


                                   LIBERTY GROUP OPERATING, INC.

                                      by
                                        -----------------------------
                                        Name:
                                        Title:

                                 SCHEDULE A



Services to be provided by APMS pursuant to the Transitional Services
Agreement.

A. Accounting and finance related information systems and administrative processing support.

     1. Maintenance of normal books and records, including, but not limited to, general and subsidiary ledgers and appropriate supporting documentation in both hard copy and electronic form.

     2. Payroll system and related payroll accounting and payroll tax processing support for Employees, including, but not limited to, the following:

          (a) Periodic payroll processing, check preparation, check reconciliation and all related payroll record keeping.

          (b) Reports and systems interfaces supporting employee benefits processing and record keeping for both the employee benefit programs that continue to be administered by APMS (as described in paragraph C below) and deductions processing and reporting for benefit programs that are no longer directly administered by APMS but are transferred to other insurance carriers or administrators.

          (c) Access to and retrievals or reporting from the employee information data base including the prior three years of employee data and payroll statistics.

          (d)  Record retention archival and storage services.

     3. Information systems, processing and administrative support for fixed asset accounting and related tax functions, including, but not limited to, capabilities such as the following:

          (a) Storage on APMS's information system of fixed asset records including asset information, original costs, tax and book depreciation and net book value (all as determined by taking into account adjustments to basis, net book value and depreciation lives and methods resulting from the purchase or other acquisition of the Assets by CNCO).

          (b) Access to APMS's information for the purpose of maintaining and retrieving fixed asset records.

          (c) Calculation of tax and book depreciation in a form sufficient for generating accounting entries and any and all currently available management reports (taking into account the adjustments described in (a), above).

          (d) Access to data and administrative processing and technical support for preparation of personal property tax returns.

          (e) Financial statement reporting, including audit support services.

          (f) Accounts payable, in the same manner as provided to the Subsidiaries on the Closing Date.

          (g)  Capital expenditure tracking and review.

          (h)  Preparation for tax return preparation.

          (i)  Preparation for audit preparation.

     4.   Assistance with the budget process.

B. APMS will provide treasury services for CNCO in connection with all aspects of investment of funds, cash management and general banking relations.

C.   Employee Benefits and Insurance Coverage, Administration and
     Information Systems Processing Support.

     1. APMS will provide administrative support, enrollment, premium administration, claims processing, record keeping and administration coordination with insurance carriers, third party administrators, and utilization review vendors for the following CNCO health and welfare and insurance plans:

          (a) [insert names of the CNCO Health Plans, which plans are required to be with the same insurance carriers and health care providers as provided coverage under the AP Health Plan]

          (b)  [insert name of CNCO Life Insurance Plan]

          (c) [insert names of the CNCO Insurance Policies, which policies shall be with the same insurance carriers which provided coverage to the Transferred Business under the APMS Insurance Policies]

          (d) Unemployment Compensation

          (e) Workers' Compensation

     2. APMS will provide services limited to premium payroll deduction processing for the following benefits:

          (a) [insert name of CNCO Long-Term Disability Plan, which plan must be provided by Fortis]

          (b)  AP 401(K) Plan

     3.   The following services will not be provided by APMS:

          (a) Record keeping and reporting for other employee benefits, including vacations and holidays

          (b)  [others]

D.   Advertising Services.

     1. APMS will provide co-op advertising services, including sourcing of co-op advertising and training newspaper sales staff in sourcing co-op advertising.

     2. Dennis Wade will provide classified advertising consulting services.

     3. APMS will distribute the proceeds of the central cash receipts collected through the National Classified Advertising Program.

                            EXHIBIT 5.14

                      EMPLOYEES OF THE BUSINESS

                           EXHIBIT 7.4(a)


                              [FORM OF]
                            BILL OF SALE

     BILL OF SALE, dated as of [ ], 1998, by and among HOLLINGER INTERNATIONAL INC., a Delaware corporation (the "Company"), APAC-90 INC., a Delaware corporation, AMERICAN PUBLISHING (1991) INC., a Delaware corporation, APAC-95 INC., a Delaware corporation, AMERICAN GLOBE PUBLISHING COMPANY, a Delaware corporation, AMERICAN PUBLISHING COMPANY OF ARKANSAS, a Delaware corporation, APAC-90
CALIFORNIA HOLDINGS, a Delaware corporation, AMERICAN PUBLISHING COMPANY, a Delaware corporation, AMERICAN PUBLISHING COMPANY OF
ILLINOIS, a Delaware corporation, APAC ILLINOIS HOLDINGS, INC., a Delaware corporation, MID-IOWA NEWSPAPER GROUP, INC., an Iowa corporation, AMERICAN PUBLISHING COMPANY OF KANSAS, a Delaware corporation, APAC-95 KANSAS HOLDINGS, INC., a Delaware corporation, AMERICAN PUBLISHING COMPANY OF MICHIGAN, a Delaware corporation, IONIA SENTINEL-STANDARD, INC., a Michigan corporation, APC MINNESOTA HOLDINGS, INC., a Delaware corporation, APC MISSOURI HOLDINGS, INC., a Missouri corporation, KIRKSVILLE PUBLISHING COMPANY, a Delaware corporation, AMERICAN PUBLISHING COMPANY OF NEW YORK, a Delaware corporation, APAC-95 NEW YORK HOLDINGS, INC., a Delaware corporation, AMERICAN PUBLISHING COMPANY OF PENNSYLVANIA, a Delaware corporation, APC PENNSYLVANIA HOLDINGS, INC., a Delaware corporation, APAC-95 MISSOURI HOLDINGS INC., a Delaware corporation, and SOUTHERN SISKIYOU NEWSPAPERS INC., a California corporation (collectively, the Associated Subsidiaries); and , Inc., a Delaware corporation ("CNCO"; the term CNCO shall include subsidiaries of CNCO unless the context otherwise provides).

          WHEREAS pursuant to the Asset Purchase Agreement dated as of the date hereof, among the Company, the Associated Subsidiaries, LGP Holdings, Inc and CNCO (the "Asset Purchase Agreement"), the Associated Subsidiaries have agreed to transfer to CNCO the Business and the Assets and enter into certain ancillary agreements; and

          WHEREAS pursuant to the Asset Purchase Agreement, CNCO has agreed to assume the Assumed Liabilities.

          NOW, THEREFORE, in consideration of the sale and assignment of the Business and the assets contemplated to be delivered to CNCO on the date of the Closing, the assumption of the Assumed Liabilities contemplated to be assumed by CNCO on the date of the Closing, the payment of the purchase price for the Assets as provided for in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


          SECTION 1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

          SECTION 2. Sale of Assets. Upon the terms and subject to the conditions of the Asset Purchase Agreement, the Associated Subsidiaries hereby sell, assign, transfer, convey and deliver to CNCO, and CNCO hereby accepts from the Associated Subsidiaries, effective as of the date of the Closing, all right, title and interest of the Associated Subsidiaries and/or any of its

Affiliates or other entities in and to the Assets contemplated to be delivered to CNCO on the Closing Date.

          Whether or not all of the Assets contemplated to be delivered to CNCO on the Closing Date shall have been legally transferred to CNCO as of the Closing Date, CNCO shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Assets contemplated to be delivered as of the Closing Date.

          SECTION 3. Survival of Certain Provisions. The parties hereto acknowledge that the Asset Purchase Agreement includes various provisions related hereto that expressly survive the Closing Date, including, without limitation, provisions relating to indemnification and cooperation after the Closing Date and non-assignable contracts, and the parties agree that all such provisions shall continue in full force and effect in accordance with the Asset Purchase Agreement.

          SECTION 4. Retained Assets. The parties hereby agree that the Associated Subsidiaries do not hereby sell, assign, transfer, convey or deliver to CNCO any Retained Assets.

          SECTION 5. Counterparts. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same Bill of Sale, it being understood that all parties need not sign the same counterpart.

          SECTION 6. Delaware Law. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws. The parties agree that irreparable damage would occur in the event that any of the provisions of this Bill of Sale were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Bill of Sale and to enforce specifically the terms and provisions of this Bill of Sale in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Bill of Sale or any of the transactions contemplated by this Bill of Sale, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Bill of Sale or any of the transactions contemplated by this Bill of Sale in any court other than a Federal court sitting in the State of Delaware or in Delaware state court.

          SECTION 7. Assignment. Each party hereto consents to the assignment of this Bill of Sale, to any other person, in whole or in part, whether by operation of law or otherwise, by the other party, its successors or assigns.

          SECTION 8. No Third Party Beneficiaries. This Bill of Sale is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           HOLLINGER INTERNATIONAL INC.,

                             By:______________________________
                                Name:
                                Title:


                           APAC-90 INC.,

                             By:______________________________
                                Name:
                                Title:


                           AMERICAN PUBLISHING (1991) INC.,

                             By:_______________________________
                                Name:
                                Title:

                           APAC-95 INC.,

                             By:_______________________________
                                Name:
                                Title:


                           AMERICAN GLOBE PUBLISHING COMPANY,

                             By:_______________________________
                                Name:
                                Title:


                           AMERICAN PUBLISHING COMPANY OF ARKANSAS,

                             By:_______________________________
                                Name:
                                Title:


                           APAC-90 CALIFORNIA HOLDINGS,

                             By:_______________________________
                                Name:
                                Title:


                           AMERICAN PUBLISHING COMPANY

                             By:_______________________________

                                Name:
                                Title:

                           AMERICAN PUBLISHING COMPANY OF ILLINOIS,

                             By:________________________________
                                Name:
                                Title:


                           APAC ILLINOIS HOLDINGS, INC.

                             By:________________________________
                                Name:
                                Title:


                           MID-IOWA NEWSPAPER GROUP, INC.,

                             By:________________________________
                                Name:
                                Title:


                           AMERICAN PUBLISHING COMPANY OF KANSAS,

                             By:________________________________
                                Name:
                                Title:


                           APAC-95 KANSAS HOLDINGS, INC.,

                             By:________________________________
                                Name:
                                Title:

                           AMERICAN PUBLISHING COMPANY OF MICHIGAN,

                             By:___________________________________
                                Name:
                                Title:


                           IONIA SENTINEL-STANDARD, INC.,

                             By:___________________________________
                                Name:
                                Title:



                           APC MINNESOTA HOLDINGS, INC.,

                             By:___________________________________
                                Name:
                                Title:


                           APC MISSOURI HOLDINGS, INC.,

                             By:____________________________________
                                Name:
                                Title:


                           KIRKSVILLE PUBLISHING COMPANY,

                             By:____________________________________
                                Name:
                                Title:

                           AMERICAN PUBLISHING COMPANY OF NEW
                           YORK,

                             By:____________________________________
                                Name:
                                Title:


                           APAC-95 NEW YORK HOLDINGS, INC.,

                             By:____________________________________
                                Name:
                                Title:


                           AMERICAN PUBLISHING COMPANY OF
                           PENNSYLVANIA,

                             By:____________________________________
                                Name:
                                Title:



                           APC PENNSYLVANIA HOLDINGS, INC.,

                             By:____________________________________
                                Name:
                                Title:


                           AMERICAN PUBLISHING HOLDINGS, INC.,

                             By:____________________________________
                                Name:
                                Title:

                           APAC-95 MISSOURI HOLDINGS INC.,

                             By:____________________________________
                                Name:
                                Title:


                           SOUTHERN SISKIYOU NEWSPAPERS INC.,

                             By:____________________________________
                                Name:
                                Title:

                           EXHIBIT 7.4(b)


                              [FORM OF]
                 TRADEMARK AND TRADE NAME ASSIGNMENT


          THIS TRADEMARK AND TRADE NAME ASSIGNMENT (the "Assignment") is made as of this ___ day of _______, 1998, by and between _______________, Inc., a Delaware corporation ("CNCO"), with its principal office at ____________________, and [INSERT NAME OF COMPANY OR APPLICABLE SUBSIDIARY], a ________ corporation ("__________") and a wholly-owned subsidiary of _________________________, with its principal office at
______________, ______, __________.

          WHEREAS, CNCO and __________________ or its parents are parties to that certain Asset Purchase Agreement, dated as of ___________, pursuant to which _________ has agreed to sell and CNCO has agreed to purchase certain Assets (as defined in the Asset Purchase Agreement) including, without limitation, the United States trademark registrations identified and set forth on Schedule A attached hereto and incorporated herewith (collectively, the "Marks"), the unregistered trademarks and the trade names identified and set forth on Schedule B, attached hereto and incorporated herewith (collectively, the "Trade Names"), and the goodwill of the business associated therewith; and

          WHEREAS, CNCO wishes to acquire _______________'s entire right, title and interest in and to the Marks, title and interest in and to the Marks and the Trade Names, together with the goodwill of the business in connection with which the Marks and the Trade Names are used;

          NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, _______ does hereby sell and assign to CNCO all the right, title and interest ______________ has or may have in the Marks and in any and all other marks or names owned or used by __________ or in which ____________ otherwise has any ownership interest and which include the listed terms of said Marks alone or in combination with other words, figures, designs or indicia, including any rights, title and interest as service marks, trademarks, tradenames and all common law rights connected therewith, together with the goodwill of the business with respect to which the Marks or any such other marks or names have been used and/or registered and all claims and causes of action relating to infringement of said Marks or said other marks or name.

__________________ will assist in obtaining or providing any further documents which may be required to confirm claim or title thereto.

          Signed  at   _____________________   this  ______  day  of
___________________, 19___.

                                ___________________________

                                By:________________________

                                   Title:__________________

                                   __________________, Inc.


                                By:________________________

                                   Title:__________________

                           EXHIBIT 7.4(c)


                  NON-COMPETITION AGREEMENT BETWEEN
                        THE COMPANY AND CNCO

                                        NON-COMPETITION AGREEMENT


                    NON-COMPETITION AGREEMENT dated as of [ , 1997],
               between Liberty Group Operating, Inc., a Delaware corporation ("CNCO"), and Hollinger International
               Inc., a Delaware corporation ("Hollinger").


          WHEREAS, Liberty Group Publishings, Inc., Green Equity Investors II, L.P., CNCO, Hollinger, APAC-90 Inc., American Publishing (1991) Inc. and APAC-95 Inc. have entered into an Asset Purchase Agreement, dated November 21, 1997 (the "Asset Purchase Agreement");

          WHEREAS CNCO and Hollinger are both engaged in the newspaper business; and

          WHEREAS CNCO desires that Hollinger's newspaper business not compete with CNCO's newspaper business;

          Accordingly, CNCO and Hollinger hereby agree as follows:

                              ARTICLE I

                             Definitions

          1. "Affiliate" means, with respect any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          2. "Closing Date" shall mean the Closing Date as defined in the Asset Purchase Agreement.

          3. "Effective Date" shall mean the Effective Date as defined in the Asset Purchase Agreement.

          4. "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          5. "Publication" means any daily or weekly newspaper or other paid or free publication having regional, local or targeted markets, including a publication having limited or no news or editorial content such as shoppers or other "total market coverage" publications, which in the case of any daily newspaper has a circulation of 10,000 issues or less in any one regular distribution.

          6. "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                             ARTICLE II

                     Non-Competition Provisions


          1. Non-Competition. For a period of 5 years from the Closing Date (the "Term"), Hollinger shall not, and shall cause each of its Affiliates not to, directly or indirectly engage in the business of distributing, including by means of acquisition, any Publication within any postal zip code in which any Publication owned by CNCO on the Effective Date ("Initial Publication") is distributed (the "Restricted Area") or providing any financing for any Person to do any of the foregoing ("Competitive Activities"); provided, however, that if CNCO (i) discontinues the operations of any Initial Publication or (ii) transfers, sells, pledges, conveys or disposes of substantially all of the assets of any Initial Publication, the Restricted Area with respect to CNCO will no longer consist of those postal zip codes in which such Initial Publication was distributed as of the Effective Date, unless another Initial Publication was distributed in those same postal zip codes on the Effective Date (it being understood that, subject to the limits set forth herein, this covenant may be assigned to certain transferees of Initial Publications pursuant to Section 6 hereof).

          Notwithstanding anything to the contrary contained in this Section, CNCO hereby agrees that the foregoing covenant shall not be deemed breached as a result of (i) the ownership by Hollinger or any Affiliate of Hollinger of (A) less than an aggregate of 5% of any class of stock of a Person engaged, directly or indirectly, in Competitive Activities; (B) less than 5% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in Competitive Activities; or (C) a Person which engages, directly or indirectly, in Competitive Activities if such Competitive Activities account for less than 5% of such Person's consolidated annual revenues, (ii) any Competitive Activities conducted by any Affiliate of Hollinger (A) which Hollinger acquired after the Effective Date and (B) the value of which at the time of the acquisition by Hollinger represented less than 5% of the total value of the transaction or transactions in which Hollinger acquired the Affiliate (an "Incidental Acquisition")(provided that after such transaction such Affiliate does not distribute at any time during the Term a new product which would constitute a Competitive Activity), or (iii) any incidental distribution within the Restricted Area of any Hollinger Publication that is intended to be distributed primarily outside the Restricted Area.

          2. Consideration. Upon the execution and delivery of this Agreement, CNCO shall pay to Hollinger, by wire transfer of immediately available funds, an amount equal to $30,915,000 as consideration for Hollinger and its Affiliates not engaging in any Competitive Activities.

          3. Interest. Concurrently with the execution and delivery of this Agreement, CNCO shall pay to Hollinger, by wire transfer of immediately available funds, an amount equal to interest on $30,915,000 at a rate equal to the 30 day Treasury bill rate in effect on December 31, 1997, for the period from but including the Effective Date through but excluding the Closing Date.

                             ARTICLE III

                            Miscellaneous

          1. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to the conflicts of law principles of such State.

          2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be consid ered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

          3. No Waiver. Any failure of any party hereto to comply with any of its obligations or agreements or to fulfill any conditions herein contained may be waived only by written waiver from the other party. No failure by any party hereto to exercise, and no dely in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

          4. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i) if to CNCO,

               [ ]

               Attention: [ ]

     with a copy to:

               [  ]

               Attention:                    ; and

          (ii) if to Hollinger,

               Hollinger International Inc.
               401 North Wabash Avenue
               Chicago, Illinois 60611

               Attention: General Counsel

     with a copy to:

                Cravath, Swaine & Moore
                Worldwide Plaza
                825 Eighth Avenue
                New York, New York 10019

                Attention: William P. Rogers, Jr.

          5. Limitation Of Scope. It is the intention of Hollinger and CNCO that if any of the restrictions or covenants contained in this agreement is held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted by the Governing Law, or is in any way construed by a court of competent jurisdiction to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under the Governing Law, a court of competent jurisdiction shall construe and interpret or reform this agreement to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this agreement) as shall be valid and enforceable under such Governing Law.

          6. Assignment. This agreement and the rights and obligations hereunder shall not be assignable or transferable by CNCO (including by operation of law in connection with a merger or consolidation) without the prior written consent of Hollinger, its successors or assigns. Notwithstanding the foregoing, if CNCO sells, transfers or otherwise conveys all of the assets of an Initial Publication within the Term of this agreement to any Person ("Subsequent Purchaser"), CNCO may assign without Hollinger's consent its rights corresponding to such Initial Publication under this agreement to such Subsequent Purchaser; provided that with respect to any assignment of any rights and obligations under this agreement to a Subsequent Purchaser, "Restricted Area" as defined in
Section 1 (and subject to further limitation as provided in that Section) shall mean any postal zip code or codes in which the Initial Publication acquired by such Subsequent Purchaser was distributed on the Effective Date.

          7. First Offer Rights. Hollinger agrees that during the Term of this agreement, if Hollinger decides to sell or otherwise dispose of any Incidental Acquisition (other than in circumstances where such Incidental Acquisition represents less than 50% of the proposed transaction) (a "Proposed Sale"), it shall provide notice of such Proposed Sale and CNCO shall have 30 days in which to provide, in writing, the terms and conditions under which it would offer to purchase the Incidental Acquisition (the "Offer") which is the subject of the Proposed Sale. If such Offer is so received by Hollinger, Hollinger will not, within six months of receipt of such Offer, enter into any agreement to sell or otherwise dispose of such Incidental Acquisition to a third party for consideration that has a

6 fair market value to Hollinger which is less than the fair market value to Hollinger of the Offer, or negotiate with a third party with respect to such a sale. If Hollinger does not accept the Offer and does not complete the Proposed Sale to a third party within six months of the Offer, Hollinger must comply with the provisions of this Section 7 before making any additional Proposed Sale.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                   Liberty Group Operating, Inc.,


                                     by
                                        ----------------------------
                                        Name:
                                        Title:


                                   Hollinger International Inc.,

                                     by
                                        ----------------------------
                                        Name:
                                        Title:

                            EXHIBIT 7.5-1


             FORM OF OPINION OF CRAVATH, SWAINE & MOORE

                               EXHIBIT 7.5-1

                 FORM OF OPINION OF CRAVATH, SWAINE & MOORE

         1. Each of the Company and each Associated Subsidiary is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and each Associated Subsidiary has all necessary corporate power to execute and deliver the Agreement and the Associated Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         2. The Agreement and the Associated Agreements each constitute the valid and binding obligation of each of the Company and each Associated Subsidiary, to the extent they are parties thereto, enforceable against the Company and each Associated Subsidiary, to the extent they are parties thereto, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect). The enforceability of the Company's and each Associated Subsidiary's obligations is also subject to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law).

         3. Except as set forth in Section 3.4 of the Disclosure Schedule, the execution, delivery and performance by the Company and each Associated Subsidiary of the Agreement and the Associated Agreements and the consummation by the Company and each Associated Subsidiary of the transactions contemplated thereby does not conflict with or result in a violation of the General Corporation Law of the State of Delaware or any provision of the charter, by-laws or other governing documents of the Company or any of the Associated Subsidiaries.

         We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. For purposes of paragraph 2 herein as to enforceability and validity, we have assumed without investigation that New York law is the same as Delaware law.

                            EXHIBIT 7.5-2


           FORM OF OPINION OF GENERAL COUNSEL OF HOLLINGER

                               EXHIBIT 7.5-2

               FORM OF OPINION OF INTERNAL COUNSEL HOLLINGER

         1. Each of the Company and each Associated Subsidiary has all requisite corporate or limited liability company power and authority to own, operate and lease the properties and assets it currently owns, operates or leases and to carry on its business as it is currently conducted.

         2. The execution and delivery by the Company and each Associated Subsidiary of the Agreement and the Associated Agreements, the performance by the Company and each Associated Subsidiary of its obligations thereunder and the consummation by the Company and each Associated Subsidiary of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate and limited liability company action on the part of the Company and each Associated Subsidiary, as the case may be.

         3. Except as set forth in Section 3.4 of the Disclosure Schedule, the execution, delivery and performance by the Company and each Associated Subsidiary of the Agreement and the Associated Agreements and the consummation by the Company and each Associated Subsidiary of the transactions contemplated thereby does not conflict with or result in the breach of, or constitute a default under, or result in their termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of the Company or any of the Associated Subsidiaries under, any commitment or agreement (a) set forth in the Disclosure Schedule, or (b) known to me without independent investigation, in either case, reflecting obligations of the Company or any of the Associated Subsidiaries, or loss of a material benefit under or result in the creation of any Encumbrance upon any of the assets of the Company or any of the Associated Subsidiaries, except for violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or Encumbrances which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the reasonably expected benefits to the Investor of the transactions contemplated under the Agreement.

         4. To the best of my knowledge without independent investigation and except as set forth in the Disclosure Schedule, there are no actions, claims, suits, investigations or other litigation or proceedings in any court or before any governmental authority pending or threatened against the Company or any of the Associated Subsidiaries, or relating to the transactions contemplated by the Agreement. To the best of my knowledge without independent investigation and except as set forth in the Disclosure Schedule, neither the Company, any of the Associated Subsidiaries or the Business is subject to any outstanding orders, rulings, judgments or decrees which if adversely determined to the Company, any of the Associated Subsidiaries or the Business would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         I am admitted to practice only in the State of [ ] and express no opinion as to matters governed by any laws other than the laws of the State of [ ], the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                             EXHIBIT 7.8


                    LIKE KIND EXCHANGE AGREEMENT

                             EXHIBIT 8.5


               FORM OF OPINION OF MAYER, BROWN & PLATT

                                EXHIBIT 8.5

                  FORM OF OPINION OF MAYER, BROWN& PLATT


         1. Each of the Investor and CNCO is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Guarantor is a limited partnership validly existing and in good standing under the laws of the jurisdiction of its formation. Each of thr Investor, CNCO and the Guarantor has all necessary corporate or partnership power to execute and deliver the Agreement and the Associated Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         2. The execution, delivery and performance of the Agreement and the Associated Agreements by the Investor, CNCO and the Guarantor, to the extent applicable, and the consummation by the Investor, CNCO and the Guarantor, to the extent applicable, of the transactions contemplated by the Agreement and the Associated Agreements have been duly authorized by all requisite corporate and partnership action on the part of the Investor, CNCO and the Guarantor, as the case may be. The Agreement and the Associated Agreements each constitute the valid and binding obligation of each of the Investor, CNCO and the Guarantor, to the extent applicable, enforceable against the Investor, CNCO and the Guarantor, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect). The enforceability of the Investor's, CNCO's and the Guarantor's obligations is also subject to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law).

         3. The execution, delivery and performance by the Investor, CNCO and the Guarantor, to the extent applicable, of the Agreement and the Associated Agreements and the consummation by the Investor, CNCO and the Guarantor, to the extent applicable, of the transactions contemplated by the Agreement and the Associated Agreements does not conflict with or result in a violation of the General Corporation Law of the State of Delaware or any provision of the charter, bylaws, agreement of limited partnership or other governing documents of the Investor, CNCO or the Guarantor.

         We are admitted to practice only in the State of Illinois and express no opinion as to matters governed by any laws other than the laws of the State of Illinois, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. For purposes of paragraph 2 herein as to enforceability and validity, we have assumed without investigation that Illinois law is the same as Delaware law.